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EXHIBIT 2

EXECUTION COPY

HMP EQUITY TRUST
AMENDED AND RESTATED
TRUST AGREEMENT

Dated as of February 10, 2005

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AMENDED AND RESTATED
TRUST AGREEMENT
OF
HMP EQUITY TRUST

        AMENDED AND RESTATED TRUST AGREEMENT (this "Trust Agreement") dated and effective as of February 10, 2005, by the Trustees (as defined herein) and by the depositor of the Trust and the holders named on the signature pages hereto of beneficial interests in the Trust (as defined below) to be issued pursuant to this Trust Agreement;

        WHEREAS, the Delaware Trustee, the Administrative Trustees and Family Holdings, as depositor, entered into a Trust Agreement dated as of February 9, 2005 establishing the HMP Equity Trust (the "Trust"), a trust created under the Statutory Trust Act;

        WHEREAS, the parties hereto desire to amend and restate the Trust Agreement;

        NOW, THEREFORE, it being the intention of the parties hereto that this Trust Agreement constitute the governing instrument of the Trust, the Trustees declare that all assets contributed to the Trust will be held in trust for the benefit of the holders, from time to time, of the Trust Interests (as defined herein) issued hereunder, subject to the provisions of this Trust Agreement:

ARTICLE I
DEFINITIONS AND INTERPRETATION

SECTION 1.1 Definitions.

        Unless the context otherwise requires:

        (a)   capitalized terms used in this Trust Agreement but not defined in the preamble above have the respective meanings assigned to them in this Section 1.1;

        (b)   a term defined anywhere in this Trust Agreement has the same meaning throughout;

        (c)   all references to "the Trust Agreement" or "this Trust Agreement" are to this Trust Agreement as modified, supplemented or amended from time to time;

        (d)   all references in this Trust Agreement to "Articles" and "Sections" and "Exhibits" are to Articles and Sections of and Exhibits to this Trust Agreement unless otherwise specified; and

        (e)   a reference to the singular includes the plural and vice versa.

        "Administrative Trustee" has the meaning set forth in Section 4.1.

        "Affiliate" has the same meaning as given to that term in Rule 405 under the Securities Act or any successor rule thereunder.

        "Authorized Officer" of a Person means any other Person that is authorized to legally bind such former Person.

        "Average Market Price" means, with respect to the Corporation Common Stock after an IPO, the quotient obtained by dividing (A) the sum of the volume-weighted average price per share of the Corporation Common Stock for each of the ten (10) days on which trading in such securities which occurred immediately prior to the date of such determination, as reported by Bloomberg Professional Service (or, if such service is unavailable, through another service acceptable to the HFH Designees and the MP Designees) for the period during each trading day beginning at 9:30 a.m., New York City time and ending at 4:00 p.m., New York City time, by (B) ten.

        "Business Day" means any day other than a Saturday or a Sunday or a day on which banking institutions in New York, New York are authorized or required by law or executive order to close.

        "Certificates" means the certificates evidencing the Trust Interests and shall be substantially in the form of Exhibit A to this Trust Agreement.

        "Class A Assets" means all assets of the Trust allocated to, or held for the benefit of, the Class A Trust Interests or the Holders of the Class A Trust Interests pursuant to the terms of this Agreement, and all distributions thereon and all income and proceeds with respect thereto.

        "Class B Assets" means all assets of the Trust allocated to, or held for the benefit of, the Class B Trust Interests or the Holders of the Class B Trust Interests pursuant to the terms of this Agreement, and all distributions thereon and all income and proceeds with respect thereto.

        "Class A Preferred Position Corporation Interest" means the number of IPO Shares equal to $400,000,000 divided by the Average Market Price as determined on the Business Day immediately following the Fourteenth Trading Day rounded to the nearest whole share.

        "Class A Trust Interests" means all of the beneficial interests in the Class A Assets of the Trust and having the rights provided for in this Trust Agreement.

        "Class B Trust Interests" means all of the beneficial interests in the Class B Assets of the Trust and having the rights provided for in this Trust Agreement.

        "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor legislation.

        "Commission" means the United States Securities and Exchange Commission as from time to time constituted, or if any time after the execution of this Trust Agreement such Commission is not existing and performing the duties now assigned to it under applicable federal securities laws, then the body performing such duties at such time.

        "Company Indemnified Person" means (a) any Administrative Trustee; (b) any Affiliate of any Administrative Trustee; (c) any officers, directors, shareholders, members, partners, employees, representatives or agents of any Administrative Trustee; or (d) any officer, employee or agent of the Trust or its Affiliates.

        "Corporation" means Huntsman Corporation, a Delaware corporation.

        "Corporation Common Stock" means the common stock, $0.01 par value per share of the Corporation.

        "Corporation Preferred Stock" means the 5% mandatory convertible preferred stock, $0.01 par value per share, of the Corporation.

        "Covered Person" means (a) any officer, director, shareholder, partner, member, representative, employee or agent of (i) the Trust or (ii) the Trust's Affiliates, and (b) any Holder of Trust Interests.

        "CPF" means Consolidated Press (Finance) Limited (CAN 001 557 035), a public company incorporated in New South Wales, or its designated Affiliate.

        "Definitive Agreement" means, collectively, all of the binding agreements setting forth any of the terms of a Trade Sale or Merger Transaction and which together set forth all of the terms of such transaction in sufficient detail to cause the parties thereto (which must include, at a minimum, the proposed acquirer in the transaction and the Corporation) to be bound to consummate such transaction, subject to such conditions as may be agreed upon by the parties to such agreement.

        "Delaware Trustee" has the meaning set forth in Section 4.2.

        "Distribution" means a distribution payable to Holders in accordance with Sections 5.2 or 5.3.

        "Escrowed Corporation Interest" means the Post-Preferred Corporation Interest multiplied by .05.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor legislation.

        "Family Holdings" means Huntsman Family Holdings Company LLC, a Utah limited liability company.

        "Fiduciary Indemnified Person" has the meaning set forth in Section 9.4(b).

        "Fiscal Year" has the meaning set forth in Section 10.1.

        "Fourteenth Trading Day" means the fourteenth day of trading after the IPO on the principal stock exchange or trading market on which the IPO Shares are traded (it being acknowledged for the avoidance of doubt that the first day of trading after the IPO shall be the first trading day following the "pricing" of the IPO even though the IPO has not yet been consummated).

        "HFH Designees" has the meaning set forth in Section 4.1.

        "Holder" means a Person in whose name a Trust Interest is registered, such Person being a beneficial owner within the meaning of the Statutory Trust Act.

        "Holdings" means Huntsman Holdings, LLC, a Delaware limited liability company.

        "Holdings Merger" means the acquisition by the Corporation of all of the outstanding limited liability company interests in Holdings (other than the Preferred Interest) pursuant to the merger of a wholly owned subsidiary of the Corporation with and into Holdings and the issuance of Corporation Common Stock to the members of Holdings (other than Preferred Member) in exchange for such limited liability company interests.

        "Huntsman Directors" means Jon M. Huntsman and Peter R. Huntsman, and in the event that any of such persons does not serve, or ceases to serve, as a Corporation director, such other persons designated by the HFH Designees in place of such person.

        "Indemnified Person" means a Company Indemnified Person or a Fiduciary Indemnified Person.

        "Interest" means the entire ownership interest of a Holder in the Trust at any particular time, including the right of such Holder to any and all benefits to which a Holder may be entitled as provided in this Trust Agreement or the Statutory Trust Act, together with the obligations of such Holder to comply with all the terms and provisions of this Trust Agreement.

        "Investment Company" means an investment company as defined in the Investment Company Act.

        "Investment Company Act" means the Investment Company Act of 1940, as amended from time to time, or any successor legislation.

        "IPO" means the first occurrence of a firm-commitment underwritten offering of IPO Shares to the public in a transaction registered under the Securities Act provided that in connection with such offering the Corporation becomes the direct or indirect owner of substantially all of the assets of Holdings.

        "IPO Price" means $23.00, which is the initial public offering per IPO Share in the IPO as shown on the cover of the final prospectus relating to the IPO.

        "IPO Shares" means the shares of Corporation Common Stock.

        "Legal Action" has the meaning set forth in Section 2.7(a)(v).

        "MatlinPatterson" means, collectively, MatlinPatterson Global Opportunities Partners, L.P., a Delaware limited partnership, MatlinPatterson Global Opportunities Partners B, L.P., a Delaware limited partnership, and MatlinPatterson Global Opportunities Partners (Bermuda), L.P., a Bermuda limited partnership.

        "Majority" means, as the context may require, the Holders of outstanding Class A Trust Interests or the Holders of outstanding Class B Trust Interests, in either case voting separately as a class, who are the record owners of more than 50% of the outstanding Trust Interests of the relevant class.

        "MOU" means a memorandum of understanding or similar expression relating to a proposed Trade Sale or Merger Transaction that sets forth the material terms of such transaction and is executed by the Corporation and by the proposed acquirer.

        "MP Designees" has the meaning set forth in Section 4.1.

        "Payment Amount" has the meaning set forth in Section 5.2(b).

        "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

        "Post-IPO Escrow Allocation Date" means the first Business Day after the Price Measurement Period, except that, if a Definitive Agreement relating to a Trade Sale or Merger Transaction shall be entered into after consummation of the IPO and prior to the end of the Price Measurement Period, it shall mean (i) if such transaction is consummated, the Business Day immediately following the closing of such transaction or (ii) if such transaction is terminated, the later of (A) the first Business Day after the Price Measurement Period and (B) the first Business Day after any extension of the measurement period as provided in the penultimate sentence of the definition of "Share Performance" required as a result of any such termination.

        "Post-Preferred Corporation Interest" means the number of shares of Corporation Common Stock that is equal to the excess of (x) the number of shares of Corporation Common Stock to be contributed to the Trust as provided in Section 3.2 (including IPO Shares sold for the account of MatlinPatterson and Family Holdings in the IPO as contemplated by Section 5.1(d)) over (y) the Class A Preferred Position Corporation Interest.

        "Preferred Interest" means the limited liability company interests in Holdings held by Preferred Member.

        "Preferred Member" means Huntsman Holdings Preferred Member, LLC, a Delaware limited liability company.

        "Preferred Member Merger" means the acquisition by the Corporation of all of the outstanding limited liability company interests in Preferred Member pursuant to the merger of a wholly owned subsidiary of the Corporation with and into Preferred Member and the issuance of Corporation Common Stock to the members of Preferred Member in exchange for such limited liability company interests.

        "Price Measurement Period" means the 365 day period ending the later of (a) the first anniversary of the date of expiration or termination of the underwriters' IPO-related lock-up agreements applicable to Family Holdings and MatlinPatterson and (b) the date that is 545 days after the first trading day of the IPO Shares on the principal exchange or trading market for such shares.

        "Registration Rights Agreement" means that certain registration rights agreement entered into by and among the Corporation and certain of its shareholders in connection with the IPO, as amended, restated, supplemented or replaced.

        "Securities Act" means the Securities Act of 1933, as amended from time to time, or any successor legislation.

        "Share Performance" means an amount equal to (x) the quotient, expressed as a percentage (positive or negative), of the average of the closing prices, as reported on the principal exchange or trading market on which the IPO Shares are traded, on each of the trading days in the Price Measurement Period divided by the IPO Price, minus (y) 100%, provided, however, that, in the event that at any time or from time to time after the consummation of the IPO and prior to the end of the Price Measurement Period (1) there shall be paid, without consideration (or declared and the record date for such dividend shall have occurred), any dividend on the IPO Shares which dividend is paid in such shares or in any right to acquire such shares for no consideration, or there shall be effected a subdivision of such outstanding shares into a greater number of shares (by stock split, reclassification or otherwise than by payment of a dividend in such shares or in any right to acquire such shares), or in the event such outstanding shares shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares, then the closing prices for all trading days thereafter (i.e., in the case of a dividend, from and after the relevant "ex-dividend date" and, in the case of such subdivision, combination or consolidation, from and after the effective date thereof) shall be proportionately increased or decreased, as appropriate, to reflect such event or (2) there shall be paid (or declared and the record date for such dividend shall have occurred) any dividend or distribution on the IPO Shares in cash or other property (other than as provided in clause (1) above), then the closing prices for all trading days thereafter (i.e., from and after the relevant "ex-dividend" date) shall be increased by the fair market value per share of such dividend or distribution. Notwithstanding the foregoing, in the event that a Definitive Agreement with respect to a Trade Sale or Merger Transaction shall be entered into after the consummation of the IPO and prior to the end of the Price Measurement Period, then (a) in the event the Trade Sale or Merger Transaction is consummated the consideration to be received in such transaction with respect to each IPO Share (based upon the value at the time of closing such transaction) shall be substituted for the "average of the closing prices" in the calculation of the quotient in clause (x) of this definition and (b) in the event the Definitive Agreement with respect to the Trade Sale or Merger Transaction is terminated without consummation of the transaction, the Share Performance shall be calculated in accordance with the first sentence of this definition except that the Price Measurement Period shall exclude any Transaction Affected Trading Days. Notwithstanding the foregoing, if such exclusion would result in the Price Measurement Period being based upon the closing price for less than 180 trading days then there shall also be included in the Price Measurement Period up to 90 additional trading days (each an "Additional Trading Day") taken from the period beginning on the later of (A) the third day of trading after announcement of the termination and (B) the first day of trading after the date the Price Measurement Period would have expired had there been no Transaction Affected Trading Days (in either case, using first the closing price on the Additional Trading Day closest to the termination date or expiration date, as the case may be, and then using the closing price on such Additional Trading Days in chronological order), provided that no Additional Trading Day shall be included that would cause the total number of trading days that the calculation is based on to exceed 180. By means of illustration of the foregoing, hypothetical examples of the operation of this paragraph are given in Exhibit B, which is hereby incorporated by reference into this paragraph.

        (1)   In the event that in any Trade Sale or Merger Transaction the consideration to be received in such transaction with respect to the IPO Shares shall be proposed to include consideration other than cash in United States Dollars or U.S. government securities (which shall be valued at the product of the average of the bid price and the asked price for the security as reported in the Wall Street Journal in the last issue published prior to the date of the determination, or, if such information is not available, according to a method mutually agreeable to Family Holdings and MatlinPatterson) or other marketable securities (which shall be valued at their Average Market Price), Family Holdings and MatlinPatterson shall use their reasonable efforts to agree prior to execution of a Definitive Agreement upon a method to be used to ascertain the fair market value of such consideration at the time of the determination; provided, however, that if Family Holdings and MatlinPatterson do not agree on the fair market value of such consideration, then either Family Holdings or MatlinPatterson shall be entitled to a valuation determination from a nationally recognized investment banking firm independent of Family

Holdings, MatlinPatterson and their respective Affiliates with significant experience in the chemical industry (the "Expert") as follows:

            (i)  the identity of Expert shall be agreed between Family Holdings and MatlinPatterson within five Business Days of the date on which either party gives notice to the other of its election to have the determination of the fair market value of the non-cash consideration referred to the Expert;

           (ii)  if Family Holdings and MatlinPatterson fail to agree within such five Business Day period, then each of Family Holdings and MatlinPatterson shall choose a nationally recognized investment banking firm independent of Family Holdings, MatlinPatterson and their respective Affiliates with significant experience in the chemical industry and the two firms so chosen shall select the Expert (which shall be a nationally recognized investment banking firm independent of Family Holdings and shall not be either of the two choosing firms); and

          (iii)  the Expert shall be requested to make its determination within a period of 15 days after the deadline for submissions to be made by Family Holdings and MatlinPatterson pursuant to clause (2) below, or as soon as practicable thereafter.

        (2)   Within five Business Days of the appointment of the Expert, each of Family Holdings and MatlinPatterson shall submit to the Expert (i) its proposed determination of the fair market value of the non-cash consideration as of the date of the determination, (ii) a list of factors which it believes to be relevant in the determination of the fair market value of the non-cash consideration, and (iii) the reasons for that proposed value. In addition, each such party shall at the same time deliver to the other a copy of any submission or information supplied by Family Holdings or MatlinPatterson to the Expert.

        (3)   The Expert shall then make its own determination (having requested such further information from the Corporation, Family Holdings and/or MatlinPatterson as it shall require) of the fair market value as of the date of the determination of any non-cash or other than U.S. Government Securities consideration taking into account any appropriate discount (including, without limitation, minority discounts) if such securities are not publicly traded.

        (4)   The Expert shall certify to each of Family Holdings and MatlinPatterson (i) that, having considered the respective submissions of Family Holdings and MatlinPatterson, it has made its own determination and (ii) the proposed value of which of Family Holdings and MatlinPatterson it determines to be closer to the fair market value of the non-cash consideration. The value proposed by Family Holdings or MatlinPatterson so certified by the Expert shall thereupon be deemed to be the fair market value of the non-cash consideration.

        (5)   Family Holdings and MatlinPatterson shall equally bear and pay the costs of the Expert's determination. The Expert shall act as an expert and not as an arbitrator and its determination shall be final and binding upon Family Holdings and MatlinPatterson in the absence of manifest terror. To the extent permitted by law, the Expert shall have no liability to any of Family Holdings or MatlinPatterson in respect of its determination.

        "Statutory Trust Act" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code § 3801 et seq., as it may be amended from time to time, or any successor legislation.

        "Successor Administrative Trustee" has the meaning set forth in Section 4.6(d).

        "Successor Delaware Trustee" has the meaning set forth in Section 4.6(b).

        "Trade Sale or Merger Transaction" means, in a single transaction or series of related transactions (1) any sale or transfer in any manner, directly or indirectly, of all or substantially all of the business or assets of the Corporation (including the capital stock of or other ownership interest in the subsidiaries of the Corporation) or (2) any merger, business combination, reorganization, recapitalization, liquidation or dissolution of the Corporation, in each case other than in connection with the IPO.

        "Transaction Affected Trading Day" means each trading day in the period beginning three trading days prior to the public announcement of the existence of negotiations regarding, or the execution of an MOU or a Definitive Agreement with respect to, a Trade Sale or Merger Transaction and ending on the second trading day after the public announcement of termination of such agreement.

        "Treasury Regulations" means the income tax regulations, including temporary and proposed regulations, promulgated under the Code by the United States Treasury, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

        "Trust Interests" has the meaning set forth in Section 6.1(a).

        "Trustee" or "Trustees" means each Person who has signed this Trust Agreement as a trustee, so long as such Person shall continue as a trustee in accordance with the terms hereof, and all other Persons who may from time to time be duly appointed, qualified and serving as trustees in accordance with the provisions hereof, and references herein to a Trustee or the Trustees shall refer to such Person or Persons solely in their capacity as trustees hereunder.

ARTICLE II
ORGANIZATION

SECTION 2.1 Name.

        The Trust is named "HMP Equity Trust" as such name may be modified from time to time by the Administrative Trustees following written notice to the Delaware Trustee and the Holders. The Trust's activities may be conducted under the name of the Trust or any other name deemed advisable by the Administrative Trustees.

SECTION 2.2 Office.

        The address of the principal office of the Trust is 500 Huntsman Way, Salt Lake City, UT 84108. On three Business Days written notice to the Delaware Trustee and the Holders of Trust Interests, the Administrative Trustees may designate another principal office.

SECTION 2.3 Purpose.

        The exclusive purposes and functions of the Trust are (a) to issue Trust Interests pursuant to this Trust Agreement, (b) to acquire, hold, vote, transfer, manage, distribute and sell the assets and property of the Trust in accordance with the terms of this Trust Agreement, and (c) except as otherwise limited herein, to engage in only those other activities necessary, advisable or incidental thereto.

SECTION 2.4 Beneficial Owners.

        The beneficial owners of the Trust shall be the Holders of the Trust Interests.

SECTION 2.5 Authority.

        Subject to the limitations provided in this Trust Agreement, the Administrative Trustees shall have exclusive and complete authority to carry out the purposes of, and manage the property and affairs of, the Trust. An action taken by the Administrative Trustees in accordance with their powers shall constitute the act of and serve to bind the Trust. In dealing with the Trustees acting on behalf of the Trust, no Person shall be required to inquire into the authority of the Trustees to bind the Trust. Persons dealing with the Trust are entitled to rely conclusively on the power and authority of the Trustees as set forth in this Trust Agreement.

SECTION 2.6 Title to and Beneficial Interest in Property of the Trust.

        Except as otherwise provided in this Trust Agreement, legal title to all assets of the Trust shall be vested at all times in the Trust as a separate legal entity. The Holders shall not have legal title to any part of the assets of the Trust, but the Holders of Class A Trust Interests shall have all of the beneficial interests in all Class A Assets and the Holders of Class B Trust Interests shall have all of the beneficial interests in all Class B Assets.

SECTION 2.7 Powers and Duties of the Administrative Trustees.

        (a)   Without limiting the generality of Section 2.5, but subject to this Section 2.7 and to the express limitations set forth elsewhere in this Trust Agreement, the Administrative Trustees shall have full, exclusive authority, power and sole discretion and all necessary powers to (x) take any actions they deem necessary or advisable for the administration of the Trust's affairs, (y) carry out the purposes, and manage the property and affairs, of the Trust, and (z) exercise, on behalf and in the name of the Trust, all of the powers described in the Statutory Trust Act and to cause the Trust to engage in the following activities:

            (i)  to execute, deliver and issue the Trust Interests in accordance with this Trust Agreement;

           (ii)  to acquire IPO Shares;

          (iii)  to establish a record date with respect to all actions to be taken hereunder that require a record date be established, including and with respect to, Distributions, voting rights, redemptions and exchanges, and to issue relevant notices to the Holders of Trust Interests as to such actions and applicable record dates;

          (iv)  to take all actions and perform such duties as may be required of the Administrative Trustees pursuant to this Trust Agreement;

           (v)  to bring or defend, pay, collect, compromise, arbitrate, resort to legal action, or otherwise adjust claims or demands of or against the Trust ("Legal Action");

          (vi)  to employ or otherwise engage agents and advisors, and consultants and pay reasonable compensation for such services;

         (vii)  to incur expenses that are necessary or incidental to carry out any of the purposes of the Trust;

        (viii)  to act as Registrar for the Trust Interests;

          (ix)  to take all action that may be necessary or appropriate for the preservation and the continuation of the Trust's valid existence, rights, franchises and privileges as a statutory trust under the laws of the State of Delaware and of each other jurisdiction in which such existence is necessary to protect the limited liability of the Holders or to enable the Trust to effect the purposes for which the Trust was created;

           (x)  to take any action, not inconsistent with this Trust Agreement or with applicable law, that the Administrative Trustees determine in their sole discretion to be necessary or desirable in carrying out the activities of the Trust as set out in this Section 2.7, including, but not limited to:

            (A)  causing the Trust not to be deemed to be an Investment Company required to be registered under the Investment Company Act;

            (B)  causing the Trust not to be classified for United States federal income tax purposes as an association taxable as a corporation or as a partnership; and

            (C)  causing the Trust to be classified as a grantor trust for United States federal income tax purposes;

          (xi)  to take all action necessary to cause all applicable tax returns and tax information reports that are required to be filed with respect to the Trust and all reports, statements, notices and other information that are required to be filed with respect to the Trust pursuant to applicable federal and state securities laws to be duly prepared and filed by the Administrative Trustees, on behalf of the Trust;

         (xii)  to execute and perform its obligations under an underwriting agreement in connection with the sale of IPO Shares by the Trust in the IPO for the benefit of one or more of the Holders and any lock-up agreement entered pursuant thereto; and

        (xiii)  to execute all documents or instruments, perform all duties and powers, and do all things for and on behalf of the Trust in all matters necessary or incidental to the foregoing.

        (b)   Notwithstanding anything in this Trust Agreement to the contrary, in connection with any annual or special meeting or adjournment thereof, or any action or approval by written consent, of the stockholders of the Corporation, the HFH Designees on behalf of the Trust shall have the power to exercise all of the rights, powers and privileges of a holder of Corporation Common Stock and full power to vote, or cause to be voted, all of the Corporation Common Stock held directly or indirectly by the Trust (and any other voting securities of the Corporation held, directly or indirectly, by the Trust) in accordance with their sole discretion, except that unless the Administrative Trustees (at least one of whom must be an HFH Designee and one of whom must be an MP Designee) shall have approved otherwise, all such shares shall be voted as follows:

            (i)  so as to cause:

            (A)  the certificate of incorporation or bylaws of the Corporation to provide for its Board of Directors (the "Corporate Board") to be divided into three classes of approximately equal size, with staggered, three-year terms: the first class consisting of directors ("Class I"), whose terms will expire at the first annual meeting of stockholders following the effectiveness of the Amended and Restated Certificate of Incorporation of the Corporation adopted in connection with the IPO, the second class consisting of directors ("Class II") whose terms will expire at the second annual meeting of stockholders following such effectiveness and the third class consisting of directors ("Class III") whose terms will expire at the third annual meeting of stockholders following such effectiveness;

            (B)  the certificate of incorporation or bylaws of the Corporation to provide that upon the expiration of the term of a class of directors, directors in that class will be elected for three-year terms at the annual meeting of stockholders in the year in which their term expires;

            (C)  the Corporate Board to consist, immediately after the consummation of the IPO, of five members, with Class I consisting of two directors, Class II consisting of two directors and Class III consisting of one director; and

            (D)  the certificate of incorporation or bylaws of the Corporation to provide that any additional directorships resulting from an increase in the number of directors, and any reduction in the number of directors resulting from a decrease in the size of the Corporate Board (other than temporary vacancies) will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the members of the Corporate Board;

           (ii)  in any such stockholders meeting at which, or with respect to any such consent pursuant to which, directors are to be elected or appointed:

            (A)  until the second anniversary of the consummation of the IPO, so as to have the Board of Directors consist of, and only of, the following persons, subject to their consent to so serve: Alvin V. Shoemaker, Nolan D. Archibald, Marsha J. Evans, H. William Lichtenberger, Wayne A. Reaud and Richard Michaelson (the "Initial Directors"), the Adviser Directors, the

    Huntsman Directors and/or other persons approved for nomination by the Corporation's nominating or governance committee or by an affirmative vote of at least two of the Administrative Trustees (at least one of whom must be an HFH Designee and one of whom must be an MP Designee);

            (B)  so as to nominate and elect two persons designated by the MP Designees (the "Adviser Directors") one of which shall be a director in Class I and one of which shall be a director in Class II, and, in the event any of such persons does not serve, or ceases to serve, as a Corporation director, such other persons designated by the MP Designees in place of such person.

          (iii)  With respect to the removal of directors of the Corporation, the Administrative Trustees shall vote or consent with respect to (or cause to be voted or consented with respect to) the Corporation Common Stock held directly or indirectly by the Trust as directed by the MP Designees with respect to any proposed removal of any Adviser Director, and as directed by the HFH Designees with respect to any proposed removal of any other director. Notwithstanding the previous sentence, however, until the second anniversary of the consummation of the IPO, the Administrative Trustees shall not vote or consent with respect to (or cause to be voted or consented with respect to) the Corporation Common Stock held directly or indirectly by the Trust to remove any of the Initial Directors unless such removal shall have received the approval of at least one of the Adviser Directors or is approved by an affirmative vote by at least two of the Administrative Trustees (at least one of whom must be an HFH Designee and one of whom must be an MP Designee);

          (iv)  Unless such action shall have received the approval of at least one of the Adviser Directors, in no event shall the Administrative Trustees vote or consent with respect to (or cause to be voted or consented with respect to) the Corporation Common Stock held directly or indirectly by the Trust to any of the following ("Special Actions"); provided that nothing in this provision shall be construed to require any vote of the stockholders of the Corporation or prohibit any director of the Corporation from voting as a director of the Corporation on any such matter in any manner he or she deems appropriate:

            (1)   entering into any transaction, agreements or arrangements between the Corporation or any of its subsidiaries, on the one hand, and any Holder or any Affiliate of any Holder (other than a subsidiary of the Corporation), on the other hand, and other than transactions in the ordinary course of business with respect to officers and directors (e.g., employee expense reimbursement, indemnification agreement, employee benefits, director or employee compensation, housing relocations, and similar transactions),

            (2)   amending or supplementing the Corporation's Certificate of Incorporation, repealing, adopting or modifying bylaws or modifying the size of the Corporate Board,

            (3)   filing by the Corporation of any petition for bankruptcy or consent to the entry of an order for relief in an involuntary bankruptcy case or make any assignment for the benefit of creditors,

            (4)   selling all or substantially all assets or stock of the Corporation, or merging, consolidating or combining the Corporation with any other entity (other than a subsidiary) or approving the sale of all or substantially all assets or stock of the Corporation, or the merger, consolidation or combination of the Corporation with any other entity (other than a subsidiary),

            (5)   issuing any new equity securities of the Corporation (or securities convertible into equity securities of the Corporation) other than with respect to director and employee compensation, or

            (6)   adopting a shareholder rights plan or any agreement or plan of the type commonly called a "poison pill" or any similar plan or agreement.

           (v)  With respect to all matters other than those described in clauses (i) through (iv) above, the HFH Designees may vote (or cause to be voted or consented) the Corporation Common Stock held directly or indirectly by the Trust as they shall direct in their sole discretion.

        (c)   The Administrative Trustees must exercise the powers set forth in this Section 2.7 in a manner that is consistent with the purposes and functions of the Trust set out in Section 2.3, and the Administrative Trustees shall not take any action that is inconsistent with the purposes and functions of the Trust set forth in Section 2.3. The Administrative Trustees may adopt such rules or guidelines as they deem appropriate to implement the terms of this Trust Agreement.

        Any expenses incurred by the Administrative Trustees pursuant to this Section 2.7 in connection with the sale of IPO Shares for the account of a Holder of Trust Interests shall be deducted from the proceeds of such sale to be received by such Holder (on a pro rata basis based on the number of IPO Shares sold if such sale is made for the accounts of more than one Holder). Any other expenses incurred by the Administrative Trustees pursuant to this Section 2.7 shall be reimbursed one-half by the Holders of the Class A Trust Interests and one-half by the Holder of the Class B Trust Interests.

SECTION 2.8 Prohibition of Actions by the Trust and the Trustees.

        (a)   The Trust shall not, and the Trustees shall cause the Trust not to, engage in any activity other than as required or authorized by this Trust Agreement. The Trust shall not:

            (i)  invest any proceeds received by the Trust from holding the Corporation Common Stock other than dividends and distributions received in respect of the Escrowed Corporation Interest (and proceeds thereon), but shall distribute all such proceeds to Holders pursuant to the terms of this Trust Agreement;

           (ii)  acquire any assets other than as expressly provided herein;

          (iii)  possess Trust property for other than a Trust purpose;

          (iv)  make any loans or incur any indebtedness;

           (v)  possess any power or otherwise act in such a way as to vary the Trust assets or the terms of the Trust Interests in any way whatsoever, except as otherwise expressly provided herein;

          (vi)  issue any securities or other evidences of beneficial ownership of, or beneficial interest in, the Trust other than the Trust Interests;

         (vii)  take any action that would result in the placement of a pledge or mortgage on any of the Trust property; or

        (viii)  vary the investment (within the meaning of Treasury Regulation Section 301.7701-4(c)) of the Trust or of the Holders of Trust Interests.

SECTION 2.9 Certain Duties and Responsibilities of the Trustees.

        (a)   No provision of this Trust Agreement shall be construed to relieve any Trustee from liability for its own fraud, gross negligence or willful misconduct, except that:

            (i)  the duties and obligations of the Trustees shall be determined solely by the express provisions of this Trust Agreement and the Trustees shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Trust Agreement, and no implied covenants or obligations shall be read into this Trust Agreement against the Trustees; and in the absence of bad faith on the part of the Trustees, the Trustees may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, and upon any certificates or opinions furnished to the Trustees and conforming to the requirements of this Trust Agreement;

           (ii)  no Trustee shall be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a Majority of the Class A Trust Interests and a Majority of the Class B Trust Interests, or if such action is permitted to be taken hereunder upon the direction of the Holders of only one class of Trust Interests, then upon the direction of the Holders of not less than a Majority of such class; and

          (iii)  no provision of this Trust Agreement shall require any Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers.

SECTION 2.10 Exercise of Registration Rights.

        The Administrative Trustees shall cooperate to take all actions necessary to distribute Corporation Common Stock to Holders in accordance with Section 5.2(c) in connection with the exercise of any rights by each of (i) the Holders of a Majority of Class A Trust Interests with respect to Class A Assets and (ii) the Holders of a Majority of Class B Trust Interests with respect to Class B Assets under the Registration Rights Agreement

SECTION 2.11 Delaware Trustee.

        Notwithstanding any other provision of this Trust Agreement other than Section 4.2, the Delaware Trustee shall not be entitled to exercise any powers, nor shall the Delaware Trustee have any of the duties, obligations and responsibilities of the Trustees (except as required under the Statutory Trust Act) described in this Trust Agreement. Except as set forth in Section 4.2, the Delaware Trustee shall be a Trustee for the sole and limited purpose of fulfilling the requirements of §3807 of the Statutory Trust Act. No implied covenants or obligations shall be read into this Trust Agreement against the Delaware Trustee.

SECTION 2.12 Execution of Documents.

        Except as otherwise required by the Statutory Trust Act or this Trust Agreement, any HFH Designee shall have the authority in Section 2.5 to execute on behalf of the Trust any documents that the Administrative Trustees have authorized pursuant to this Trust Agreement.

SECTION 2.13 Not Responsible for Recitals or Issuance of Trust Interests.

        The recitals contained in this Trust Agreement shall not be taken as the statements of the Trustees, and the Trustees do not assume any responsibility for their correctness. The Trustees make no representations as to the value or condition of the property of the Trust or any part thereof. The Trustees make no representations as to the validity or sufficiency of this Trust Agreement.

SECTION 2.14 Duration of Trust.

        The Trust, unless dissolved pursuant to the provisions of Article VII hereof, shall dissolve on the fifteenth anniversary of the date of this Trust Agreement.

SECTION 2.15 Mergers.

        The Trust may not merge with or into, convert or otherwise reorganize into, or consolidate with any Person.

SECTION 2.16 Termination of Special Provisions.

        If at any time the number of shares of Corporation Common Stock allocated to the Class A Trust Interests or the Class B Trust Interests shall represent both (a) less than 5% of the then total outstanding shares of Corporation Common Stock (including shares of Corporation Common Stock issuable upon conversion (based on the maximum fixed conversion rate (i.e. the conversion rate that would result in the issuance of the greatest number of shares of Corporation Common Stock) and taking into account any anti-dilution adjustments that have then been made) of the outstanding shares of Corporation Preferred Stock as if such shares of Corporation Common Stock were outstanding) and (b) less than 50% of the shares of Corporation Common Stock then held by the Trust, then all rights of such class hereunder to designate Trustees or directors of the Corporation or that limit the ability of the Trustees to, or manner in which the Trustees, approve any transaction or vote the shares of Corporation Common Stock held by the Trust, shall terminate (it being acknowledged that the rights of the other class of Trust Interest (such as Section 2.7(b)) with respect to shares of Corporation Common Stock remaining in the Trust shall not be affected). Upon any such termination unless such termination resulted from a distribution pursuant to Section 5.3(a), the Holders of the Class A Trust Interests whose rights shall have terminated shall cause any of the Adviser Directors designated by them to tender their resignation to the Corporation's Board of Directors.

ARTICLE III
ACQUISITION OF INTERESTS

SECTION 3.1 Initial Acquisition of Trust Interests.

        In connection with the execution of this Trust Agreement, MatlinPatterson Global Opportunities Partners, L.P. will be issued 100 Class A Trust Interests and Family Holdings will be issued 100 Class B Trust Interests, which shall constitute all of the beneficial interests issued by the Trust.

SECTION 3.2 Contributions in Connection with IPO.

        In connection with the Holdings Merger and the Preferred Member Merger, Family Holdings and MatlinPatterson will cause an aggregate of 143,869,797 IPO Shares and all other securities (if any) to which they are entitled as a result of such mergers to be delivered and contributed to the Trust pursuant to the Strategic Opportunities Agreement among Family Holdings, MatlinPatterson and the Corporation.

ARTICLE IV
TRUSTEES

SECTION 4.1 Number of Trustees: Appointment of Co-Trustee.

        The number of Trustees shall be five (5); provided, however, that, (1) one Trustee shall satisfy the requirements of the Delaware Trustee pursuant to Section 4.2; and (2) there shall be two Trustees who are appointed by MatlinPatterson (the "MP Designees") and two Trustees who are appointed by Family Holdings (the "HFH Designees") (each of the MP Designees and the HFH Designees is an "Administrative Trustee"). Notwithstanding the above, for the purpose of meeting the legal requirements of any jurisdiction in which any part of the Trust's property may at the time be located, the Administrative Trustees shall have power to appoint one or more Persons either to act as separate trustee of any such property, with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of this Trust Agreement. A Trustee may, but need not, be a Holder.

SECTION 4.2 Delaware Trustee.

        One Trustee (the "Delaware Trustee") shall be an entity which has its principal place of business in the State of Delaware, and otherwise meets the requirements of applicable law.

SECTION 4.3 Certain Qualifications of Administrative Trustees and Delaware Trustee Generally. Each Administrative Trustee shall be a natural person who is at least 21 years of age and the Delaware Trustee shall be a legal entity that shall act through one or more authorized officers.

SECTION 4.4 Administrative Trustees.

        The initial Administrative Trustees shall be:

  Jon M. Huntsman (HFH Designee)
  Peter R. Huntsman (HFH Designee)
  David J. Matlin (MP Designee)
  Christopher R. Pechock (MP Designee)

SECTION 4.5 Delaware Trustee.

        The initial Delaware Trustee shall be:

  Deutsche Bank Trust Company Delaware
  1011 Centre Road
  Suite 200
  Wilmington, Delaware 19805
  Attention: Corporate Trust Department
  Telecopy: (302) 636-3222

SECTION 4.6 Appointment, Removal and Resignation of Trustees.

        (a)   Subject to Section 4.6(b) of this Trust Agreement, Trustees may be removed without cause at any time:

            (i)  in the case of MP Designees by the vote of the Holders of a Majority of the Class A Trust Interests;

           (ii)  in the case of HFH Designees, by vote of the Holders of a Majority of the Class B Trust Interests;

          (iii)  in the case of the Delaware Trustee, by vote of the Holders of a Majority of the Class A Trust Interests and the Holders of a Majority of the Class B Trust Interests.

        (b)   The Trustee that acts as Delaware Trustee shall not be removed in accordance with Section 4.6(a) until a successor Trustee possessing the qualifications to act as Delaware Trustee under Sections 4.2 and 4.3 (a "Successor Delaware Trustee") has been appointed and has accepted such appointment by written instrument executed by such Successor Delaware Trustee and delivered to the Administrative Trustees.

        (c)   A Trustee appointed to office shall hold office until his successor shall have been appointed or until his death, removal or resignation. Any Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing signed by the Trustee and delivered to the Holders and any other Trustees, which resignation shall take effect upon such receipt or upon such later time as is specified therein; provided, however, that no such resignation of the Trustee that acts as the Delaware Trustee shall be effective until a Successor Delaware Trustee has been appointed and has accepted such appointment by instrument executed by such Successor Delaware Trustee and delivered to the Trust, the Holders and the resigning Delaware Trustee. Unless otherwise specified in the notice, the acceptance of the resignation shall not be necessary to make it effective.

        (d)   Upon the resignation or removal of any Administrative Trustee with or without cause, a successor Administrative Trustee (a "Successor Administrative Trustee") shall be selected by the vote of the Holders of a Majority of the Class A Trust Interests if the Trustee was a MP Designee and shall be selected by the Holder of the Class B Trust Interests if the Transferee was an HFH Designee.

        (e)   A Majority of the Holders of the Class A Trust Interests and a Majority of the Holders of the Class B Trust Interests shall use their best efforts to promptly appoint a Successor Delaware Trustee, if the Delaware Trustee is removed pursuant to Section 4.6(a) or delivers an instrument of resignation in accordance with Section 4.6(c).

        (f)    If no Successor Delaware Trustee shall have been appointed and accepted appointment as provided in this Section 4.6 within 60 days after delivery of an instrument of resignation or removal, the Delaware Trustee resigning or being removed, as applicable, may petition any court of competent jurisdiction for appointment of a Successor Delaware Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper and prescribe, appoint a Successor Delaware Trustee.

        (g)   No Delaware Trustee shall be liable for the acts or omissions to act of any Successor Delaware Trustee.

SECTION 4.7 Vacancies Among Trustees.

        If a Trustee ceases to hold office for any reason, a vacancy shall occur. A resolution certifying the existence of such vacancy by the Administrative Trustees or, if there are more than two, a majority of the Administrative Trustees shall be conclusive evidence of the existence of such vacancy. The vacancy shall be filled with a Trustee appointed in accordance with Section 4.6.

SECTION 4.8 Effect of Vacancies.

        The death, resignation, retirement, removal, bankruptcy, dissolution, liquidation, incompetence or incapacity to perform the duties of a Trustee shall not operate to dissolve, terminate or annul the Trust.

SECTION 4.9 Meetings and Approval.

        (a)   Meetings of the Administrative Trustees shall be held from time to time upon the call of any Administrative Trustee. Regular meetings of the Administrative Trustees may be held at a time and place fixed by resolution of the Administrative Trustees. Notice of any meetings of the Administrative Trustees shall be hand delivered or otherwise delivered in writing (including by facsimile, with a hard copy by overnight courier) not less than three days before such meeting. Notices shall contain a brief statement of the time, place and anticipated purposes of the meeting. Notice of a meeting need not be given to any Trustee who signs a waiver of notice or a consent to holding the meeting (which waiver or consent need not specify the purpose of the meeting) or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior to its commencement, the lack of notice to such Trustee, provided that waiver of notice, attendance and/or lack of protest by one MP Designee or HFH Designee shall be deemed a waiver by both MP Designees or HFH Designees, as the case may be. All such waivers, consents and approvals shall be filed with the Trust records or made a part of the minutes of the meeting. Meetings of the Trustees may be held at any place within or without the State of Delaware which has been designated in the notice of the meeting or at such place as may be approved by the Administrative Trustees. Trustees may participate in a meeting through use of conference telephone, electronic video screen communication, or other communications equipment, so long as all Trustees participating in such meeting can hear one another. Participation in a meeting in such manner constitutes presence in person at such meeting. The presence of Administrative Trustees sufficient to approve a matter pursuant to this Trust Agreement constitutes a quorum of the Trustees for the transaction of business with respect to such matter. Unless otherwise provided in this Trust Agreement, any affirmative vote with respect to any matter by at least two (2) of the Administrative Trustees (at least one of whom must be an HFH Designee) shall be considered the action of the Trustees; provided, however, that in the event neither of the MP Designees votes with respect to such matter, such action shall not be deemed approved unless the MP Designees have received written notice thereof at least two Business Days prior to the date of such vote. The Holders of a Majority of the Class B Trust Interests shall be entitled to designate one of the HFH Designees to exercise the voting rights of both HFH Designees, in which case a vote by such designated HFH Designee shall constitute the vote of two Trustees. The Holders of a Majority of the Class A Trust Interests shall be entitled to designate one of the MP Designees to exercise the voting rights of both MP Designees, in which case a vote by such designated MP Designee shall constitute the vote of two Trustees.

        (b)   Any action required or permitted to be taken by the Administrative Trustees may be taken by the Administrative Trustees without a meeting, if such consent is signed by Administrative Trustees that would have been permitted to approve such action if such action had been approved at a meeting of the Administrative Trustees; provided, however, that in the event neither of the MP Designees consents to such action, such action shall not be deemed approved unless the MP Designees have received written notice thereof at least two Business Days prior to the date of such consent. Such action by written consent shall have the same force and effect as if taken at a meeting of the Trustees.

        (c)   The provisions of this Section 4.9 govern meetings of the Trustees if the Trustees elect, in their sole discretion, to hold meetings. However, nothing in this Section 4.9 or in this Trust Agreement is intended to require that meetings of Trustees be held, it being the intent that meetings of Trustees are not required.

SECTION 4.10 Delegation of Power.

        The Administrative Trustees shall have power to delegate from time to time to such of their number the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Administrative Trustees or otherwise as the Administrative Trustees may deem expedient, to the extent such delegation is not prohibited by applicable law or contrary to the provisions of this Trust Agreement.

SECTION 4.11 Merger, Conversion, Consolidation or Succession to Business.

        Any Person into which the Delaware Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Delaware Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of the Delaware Trustee, shall automatically become the Successor Delaware Trustee, provided such Person shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

ARTICLE V
BENEFICIAL OWNERSHIP AND DISTRIBUTIONS

SECTION 5.1 Beneficial Ownership of Trust Property.

        (a)   Subject to Section 5.2, the Trust shall hold for the benefit of the Holders of Class A Trust Interests the following Class A Assets: a number of shares of Corporation Common Stock equal to (i) the product of the Post-Preferred Corporation Interest multiplied by .50 plus (ii) the Class A Preferred Position Corporation Interest, plus (iii) the portion of the Escrowed Corporation Interest allocated to the Holders of Class A Trust Interests pursuant to Section 5.1(c), minus (iv) the number of shares of Corporation Common Stock, if any, sold for the account of MatlinPatterson in the IPO as contemplated by Section 5.1(d).

        (b)   Subject to Section 5.2, the Trust shall hold for the benefit of the Holders of Class B Trust Interests the following Class B Assets: a number of shares of Corporation Common Stock equal to (i) the product of the Post-Preferred Corporation Interest multiplied by .45, plus (ii) the portion of the Escrowed Corporation Interest allocated to the Holders of Class B Trust Interests pursuant to Section 5.1(c), minus (iii) the number of shares of Corporation Common Stock, if any, sold for the account of Family Holdings in the IPO as contemplated by Section 5.1(d) and minus (iv) the number of shares of Corporation Common Stock transferred to CPF pursuant to Section 5.2(d).

        (c)   On the Post-IPO Escrow Allocation Date, the Holders of Class B Trust Interests shall be allocated the following portion of the Escrowed Corporation Interest, which shall be deemed to be Class B Assets:

            (i)  if the Share Performance (expressed as a percentage) is negative or equal to or less than 10%, none of the Escrowed Corporation Interest;

           (ii)  if the Share Performance (expressed as a percentage) is equal to or greater than 35%, 100% of the Escrowed Corporation Interest; and

          (iii)  if the Share Performance (expressed as a percentage) is greater than 10% but less than 35%, a portion of the Escrowed Corporation Interest equal to the quotient, expressed as a percentage, of (x) the Share Performance (expressed for this purpose as a decimal, for example, 15% is to be expressed as .15) minus .10 divided by (y) .25.

        The Holders of Class A Trust Interests shall be allocated the remaining Escrowed Corporation Interest after the allocation to the Holders of Class B Trust Interests in subsection (c), and such remaining Escrowed Corporation Interest shall be Class A Assets.

        (d)   The Trust shall sell in the IPO a total of 4,545,455 IPO Shares that are Class B Assets (excluding shares sold pursuant to the over-allotment option granted to the underwriters in the IPO) and such shares shall be deemed sold for the account of the Holders of Class B Trust Interests. In the event such over-allotment option is exercised, the Trust shall sell all of the IPO Shares to be purchased by the underwriters pursuant to such option, of which the first 1,976,284 IPO Shares to be sold shall be Class B Assets and such shares shall be deemed sold for the account of the Holders of Class B Trust Interests and the remaining IPO Shares to be sold shall be Class A Assets and such shares shall be deemed sold for the account of the Holders of Class A Interests.

        (e)   To the extent Corporation Common Stock is distributed to Holders pursuant to Section 5.2(b) and (c), then the number of shares Corporation Common Stock held for the benefit of the Class A Trust Interests and Class B Trust Interest, as the case may be, shall be correspondingly reduced.

        (f)    The Trust shall identify on its books and records the specific shares of Corporation Common Stock treated as Class A Assets (and whether such shares were received in the Preferred Member Merger or the Holdings Merger and to the extent the necessary information is provided to the Trust by the Holders of Class A Trust Interests, the portion of the Class A Trust Assets attributable to each such Holder) and the specific shares of Corporation Common Stock treated as Class B Assets.

SECTION 5.2 Distributions.

        (a)   To the extent that the Trust receives payment in respect of the sale of IPO Shares in the IPO, the Trustees shall, and are directed to make, prompt payment of such funds to the Holders for whose benefit such IPO Shares were sold as contemplated by Section 5.1.

        (b)   To the extent that the Corporation makes a distribution (other than in shares of its Common Stock) with respect to the Corporation Common Stock held by the Trust (the amount of any such payment being a "Payment Amount"), the Administrative Trustees shall and are directed to make a distribution (a "Distribution") of the Payment Amount (other than that portion attributable to the Escrowed Corporation Interest) to the applicable Holders in respect of the shares of Corporation Common Stock held for their benefit. To the extent such a distribution is received in connection with shares constituting the Escrowed Corporation Interest, such distribution shall be held by the Trust until the Escrowed Corporation Interest is allocated pursuant to Section 5.1 and then shall be distributed (together with any interest or other income earned thereon) to the Holders in accordance with the allocation of the Escrowed Corporation Interest. Pending such a distribution, funds held by the Trust shall be invested in short-term obligations of (or guaranteed by) the United States, or any agency or instrumentality thereof, or in certificates of deposit of any bank or trust company selected by the Administrative Trustees.

        (c)   After the termination of (or to the extent of any waiver from) the underwriters' IPO-related lock-up applicable to the Trust and if the Trust is not then subject to a further lock-up granted in accordance with and pursuant to the Registration Rights Agreement, if the Holders of Class A Trust Interests or Class B Trust Interests notify the Administrative Trustees that they have entered into a binding agreement to sell (including an agreement with a broker or dealer with respect to a market transaction) or otherwise transfer a specified number of shares of Corporation Common Stock held for their benefit to (i) a Person that is either a charitable organization or (ii) a Person that is not an Affiliate of such Holders (provided that after the second anniversary of the IPO (and subject to any applicable lock-up restrictions) MatlinPatterson shall be entitled to make a pro rata distribution of shares of Corporation Common Stock to its partners), which sale or transfer is to be consummated within five Business Days (or 30 Business Days in the case of a sale or transfer pursuant to an effective registration statement) and which sale or transfer will be made in accordance with all applicable securities laws, then such Holders shall be entitled to have such shares delivered to such Holders; provided, however, that, if such shares are not so sold or transferred within such specified number of Business Days, as applicable, then such Holders shall transfer such shares of Corporation Common Stock back to the Trust to be held pursuant to the terms hereof as if such shares had not been delivered to the Holders; and provided further, however, that the HFH Designees on behalf of the Trust shall retain the power to vote, or cause to be voted, and retain such other rights with such respect to, such shares as provided in Section 2.7 until the consummation of such sale or transfer by such Holders and otherwise as provided herein.

        (d)   Notwithstanding anything to the contrary in this Trust Agreement, upon the request of the Holders of Class B Trust Interests, the Administrative Trustees shall cause the specified number of shares of Corporation Common Stock held for the benefit of the Holders of Class B Interests (which number shall not be more than 0.5% of the outstanding shares of Corporation Common Stock after the IPO) to be distributed to and placed in the name of CPF.

SECTION 5.3 Distribution of Trust Estate.

        (a)   If at any time the Trust shall not be the holder of more than fifty-percent (50%) (or, in the event of a modification to, or replacement of, the definition of "operating company" under United States Department of Labor Regulation § 2510.3-101 that would require the Trust to own a higher percentage than 50% of the stock of the Corporation for the Trust to meet the definition of "operating company", then such higher percentage) of the outstanding voting securities of the Corporation, then upon the request of any Holder, the Administrative Trustees shall, within 14 Business Days of receipt of such request, cause all (i) Class A Assets to be distributed to and placed in the name of the Holders of the Class A Trust Interests, and (ii) Class B Assets to be distributed to and placed in the name of the Holders of the Class B Trust Interests; provided that as a condition to any such distributions, the distributees shall have entered into the voting agreement and granted the irrevocable proxy attached hereto as Exhibit C. If the Escrowed Corporation Interest has not been allocated at the time of such distribution such shares of Corporation Common Stock shall remain in the Trust until such shares are allocated to the Holders of Class A Trust Interests and/or Class B Trust Interests in accordance with Section 5.1(c), whereupon such shares and the related distributions, income and proceeds in respect thereof shall be promptly distributed to the Holders to whom they are allocated.

        (b)   Following the consummation of a Trade Sale or Merger Transaction and upon the request of any Holder, the Administrative Trustees shall, within 14 Business Days of receipt of such request, cause (i) Class A Assets (or such other securities and property received by the Trust in respect of such assets as a result of such Trade Sale or Merger Transaction) to be distributed to and placed in the name of the Holders of the Class A Trust Interests and (ii) Class B Assets (or such other securities and property received by the Trust in respect of such assets as a result of such Trade Sale or Merger Transaction) to be distributed to and placed in the name of the Holders of the Class B Trust Interests.

        (c)   In connection with the allocation or distribution of shares of Corporation Common Stock or other securities and property to Holders of Class A Trust Interests or Class B Trust Interests hereunder, such allocation or distribution shall be made to the Holders of a particular class pro rata to their interest in such class (based on the number of Trust Interests of such class then held by such Holder) unless expressly provided otherwise herein.

ARTICLE VI
ISSUANCE OF TRUST INTERESTS

SECTION 6.1 General Provisions Regarding Trust Interests.

        (a)   The Administrative Trustees shall on behalf of the Trust issue Class A Trust Interests and Class B Trust Interests (collectively, the "Trust Interests") representing all of the beneficial interests in the Class A Assets and Class B Assets, respectively, and having such terms as are set forth in this Trust Agreement. The certificates evidencing the Trust Interests shall be substantially in the form of Exhibit A to the Trust Agreement, with such changes and additions thereto or deletions therefrom as may be required by ordinary usage, custom or practice. The Trust shall issue no securities or other interests in the assets of the Trust other than the Trust Interests.

        (b)   Upon issuance of the Trust Interests as provided in this Trust Agreement, the Trust Interests so issued shall be deemed to be validly issued, fully paid and non-assessable beneficial interests in the specified assets of the Trust.

        (c)   Every Person, by virtue of having become a Holder in accordance with the terms of this Trust Agreement, shall be deemed to have expressly assented and agreed to the terms of, and shall be bound by, this Trust Agreement.

        (d)   Holders of the Trust Interests shall not have any preemptive or similar rights.

SECTION 6.2 Execution and Authentication.

        The Certificates shall be signed on behalf of the Trust by an Administrative Trustee by manual or facsimile signature. In case any Administrative Trustee of the Trust who shall have signed any of the Certificates shall cease to be such Administrative Trustee before the Certificates so signed shall be delivered by the Trust, such Certificates nevertheless may be delivered as though the person who signed such Certificates had not ceased to be such Administrative Trustee; any Certificate may be signed on behalf of the Trust by such persons who, at the actual date of execution of such Certificate, shall be the Administrative Trustees of the Trust, although at the date of the execution and delivery of the Trust Agreement any such person was not such an Administrative Trustee.

SECTION 6.3 Form and Dating.

        The Trust Interests shall be evidenced by one or more Certificates substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Trust Agreement. Certificates representing the Trust Interests may be printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the Administrative Trustees, as evidenced by their execution thereof by one or more of them.

SECTION 6.4 Replacement Certificates.

        If a Holder claims that a Certificate owned by it has been lost, destroyed or wrongfully taken or if such Certificate is mutilated and is surrendered to the Trust, an Administrative Trustee on behalf of the Trust shall execute a replacement Certificate if the Administrative Trustees' and the Trust's requirements, as the case may be, are met. An indemnity bond must be provided by the Holder which, in the judgment of the Administrative Trustee, is sufficient to protect the Trustees and the Trust from any loss which any of them may suffer if a Certificate is replaced. Every replacement Certificate executed and issued in accordance with this Section 6.4 shall represent Class A Trust Interests or Class B Trust Interests, as the case may be.

SECTION 6.5 Register.

        The Trust shall keep or cause to be kept a register in which, subject to such regulations as the Administrative Trustees may adopt, the Trust will provide for the registration of Trust Interests. The Administrative Trustees shall maintain such register and provide for such registration. Upon surrender for registration of transfer of any Certificate, and subject to the further provisions of this Section 6.5 and the limitations on transfer contained elsewhere in this Trust Agreement, the Trust will cause the execution, in the name of the registered holder or the designated transferee, of one or more new Certificates, evidencing the same aggregate number of Class A Trust Interests or Class B Trust Interests, as the case may be, as did the Certificate surrendered. Every Certificate surrendered for registration of transfer shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Administrative Trustees duly executed, by the registered holder thereof or such holder's authorized attorney.

SECTION 6.6 Interest as a Security.

        An interest in the Trust evidenced by a Certificate shall constitute a security for all purposes of Article 8 of the Uniform Commercial Code promulgated by the National Conference of Commissioners on Uniform State Laws, as in effect in Delaware or any other applicable jurisdiction. Delaware law shall constitute the local law of the Trust's jurisdiction in its capacity as the issuer of Trust Interests.

ARTICLE VII
DISSOLUTION OF TRUST

SECTION 7.1 Dissolution of Trust.

        (a)   The Trust shall automatically dissolve:

            (i)  upon receipt of a unanimous written consent from the four Administrative Trustees to dissolve the Trust;

           (ii)  upon the entry of a decree of judicial dissolution of the Trust by a court of competent jurisdiction; or

          (iii)  upon the expiration of the term of the Trust provided in Section 2.14.

        Upon dissolution of the Trust, the Administrative Trustees shall take such action as is necessary to satisfy the liabilities of the Trust and then distribute all Class A Assets and all Class B Assets to the Holders for whom such assets are beneficially held pursuant to this Trust Agreement.

        (b)   As soon as is practicable after the occurrence of an event referred to in Section 7.1(a), after the winding up of the affairs of the Trust is completed, the Administrative Trustees shall execute and file a certificate of cancellation of the certificate of trust of the Trust with the Secretary of State of the State of Delaware.

ARTICLE VIII
TRANSFER OF INTERESTS

SECTION 8.1 Transfer of Trust Interests.

        (a)   Trust Interests may be transferred, in whole or in part, only in accordance with the terms and conditions set forth in this Trust Agreement. To the fullest extent permitted by law, any transfer or purported transfer of any Trust Interests not made in accordance with this Trust Agreement shall be null and void.

        (b)   Except as otherwise permitted under this Trust Agreement, (i) no Holder may sell or otherwise transfer any of its Interests, or attempt to sell or transfer such Interests, without the prior written consent of a MP Designee in the case of a transfer of Interests related to a Holder of the Class B Trust Interests or an HFH Designee in the case of a transfer of Interests related to a Holder of Class A Trust Interests (provided, however, that a transfer of Class A Trust Interests between or among the limited partnerships named in the definition of MatlinPatterson shall not require any consent), and (ii) the sale or transfer of Interests shall be subject to such other agreements as may be entered into between the Trust and the Holders from time to time.

        (c)   In addition to other restrictions found in this Trust Agreement and notwithstanding anything to the contrary herein, no Holder shall transfer, assign, convey, sell, encumber or in any way alienate all or any part of its Interests (i) without compliance with all applicable federal and state securities laws, or (ii) if such transfer would cause the number of holders of the Trust's securities to exceed 100 or such other number as may be permitted for purposes of determining that the Trust is exempt from the Investment Company Act of 1940, as amended.

        (d)   The Class B Trust Interests may be pledged and any party who purchases such Trust Interests in a foreclosure shall be a permitted transferee; provided, however, that with respect to any Class B Trust Interests pledged by Family Holdings, no transferee or transferees shall acquire more than an aggregate of 49.9% of the voting rights attributable to the Class B Trust Interests held by Family Holdings (if any such transferee or transferees acquire more than an aggregate of 49.9% of the Class B Trust Interests held by Family Holdings, such transferee or transferees shall acquire only the economic interests (i.e., the right to receive the allocations and distributions to which the transferor was otherwise entitled) with respect to such Trust Interests in excess of 49.9%).

        (e)   Except as otherwise permitted hereunder, for so long as the Trust Interests remain outstanding, each Holder agrees (i) to use its reasonable efforts to cause the Trust (x) to remain a statutory trust, except in connection with the distribution of the Trust property to the Holders of Trust Interests in dissolution and liquidation of the Trust, and (y) to otherwise continue to be classified as a grantor trust for United States federal income tax purposes and (ii) to use its reasonable efforts to cause each Holder of Trust Interests to be treated as owning a beneficial interest in the Trust.

SECTION 8.2 Deemed Trust Interest Holders.

        The Trustees may treat the Person in whose name any Trust Interests shall be registered on the books and records of the Trust as the sole owner of such Trust Interests for all purposes whatsoever and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Trust Interests on the part of any Person, whether or not the Trust shall have actual or other notice thereof.

ARTICLE IX
LIMITATION OF LIABILITY OF HOLDERS OF TRUST INTERESTS, TRUSTEES OR OTHERS

SECTION 9.1 Liability.

        (a)   Pursuant to § 3803(a) of the Statutory Trust Act, the Holders shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

        (b)   Except as expressly provided herein, no Trustee shall be personally liable under any judgment of a court, or in any other manner, to any Person for any debt, obligation, or liability of the Trust, whether that liability or obligation arises in contract, tort, or otherwise, solely by reason of being a Trustee.

SECTION 9.2 Exculpation.

        (a)   No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Trust or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Trust Agreement or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's fraud, gross negligence, or willful misconduct with respect to such acts or omissions.

        (b)   An Indemnified Person shall be fully protected in relying in good faith upon the records of the Trust and upon such information, opinions, reports or statements presented to the Trust by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Trust, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which Distributions to Holders might properly be paid.

SECTION 9.3 Fiduciary Duty.

        (a)   To the extent that, at law or in equity, an Indemnified Person has duties (including fiduciary duties) and liabilities relating thereto to the Trust or to any other Covered Person, an Indemnified Person acting under this Trust Agreement shall not be liable to the Trust or to any other Covered Person for its good faith reliance on the provisions of this Trust Agreement. The provisions of this Trust Agreement, to the extent that they restrict the duties and liabilities of an Indemnified Person otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Indemnified Person.

        (b)   Notwithstanding any duty that might otherwise exist at law or in equity, whenever in this Trust Agreement an Indemnified Person is permitted or required to make a decision:

            (i)  in its "sole discretion" or under a grant of similar authority, the Indemnified Person shall be entitled to consider such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Trust or any other Person; or

           (ii)  in its "good faith" or under another express standard, the Indemnified Person shall act under such express standard and shall not be subject to any other or different standard imposed by this Trust Agreement.

SECTION 9.4 Indemnification.

        (a)   Each Company Indemnified Person shall be indemnified and held harmless by the Trust from and against any and all losses, claims, damages, liabilities, expenses (including, without limitation, legal fees and disbursements), judgments, fines, settlements and all other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which the Company Indemnified Person may be involved, or threatened to be involved, as a party or otherwise by reason of his or her status as a Company Indemnified Person, or his or her management of the affairs of the Trust, or which relate to the Trust, its property or affairs, whether or not the Company Indemnified Person continues to be a Company Indemnified Person at the time any such liability or expense is paid or incurred, if the Company Indemnified Person acted in good faith on behalf of the Trust and in a manner such Company Indemnified Person reasonably believed to be within the scope of the authority conferred on such Company Indemnified Person by this Trust Agreement or by law; provided that no Company Indemnified Person shall be entitled to indemnification if it shall be finally determined that such indemnitee's act or omission constituted fraud, willful misconduct or gross negligence. Expenses (including, without limitation, legal fees and disbursements) incurred in defending any proceeding shall be paid by the Trust in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the Company Indemnified Person to repay such amount if it is ultimately determined by a court of competent jurisdiction that the indemnitee is not entitled to be indemnified by the Trust as authorized hereunder.

        (b)   The Trust agrees to indemnify the Delaware Trustee and any Affiliate of the Delaware Trustee, and any officers, directors, shareholders, members, partners, employees, representatives, custodians, nominees or agents of the Delaware Trustee (each of the Persons being referred to as a "Fiduciary Indemnified Person") for, and to hold each Fiduciary Indemnified Person harmless against, any and all loss, liability, damage, claim or expense including taxes (other than taxes based on the income of such Fiduciary Indemnified Person) incurred without fraud, gross negligence or willful misconduct on its part, arising out of or in connection with acting as Delaware Trustee or the acceptance or administration of the Trust, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. Expenses (including, without limitation, legal fees and disbursements) incurred in defending any proceeding shall be paid by the Trust in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the Fiduciary Indemnified Person to repay such amount if it is ultimately determined by a court of competent jurisdiction that the Fiduciary Indemnified Person is not entitled to be indemnified by the Trust as authorized hereunder. The provisions of this Section 9.4(b) shall survive the resignation or removal of the Delaware Trustee and the satisfaction and discharge of this Trust Agreement. As security for any amounts owing to the Delaware Trustee hereunder, the Delaware Trustee shall have a lien against the Trust property, which lien shall be prior to the rights of any Holder.

SECTION 9.5 Outside Businesses.

        Notwithstanding any duty that may otherwise exist at law or in equity, any Covered Person and the Delaware Trustee, or any Affiliate thereof, may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Trust, and the Trust and the Holders shall have no rights by virtue of this Trust Agreement in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Trust, shall not be deemed wrongful or improper. Notwithstanding any duty that may otherwise exist at law or in equity, no Covered Person or the Delaware Trustee, or any Affiliate thereof, shall be obligated to present any particular investment or other opportunity to the Trust even if such opportunity is of a character that, if presented to the Trust, could be taken by the Trust, and any Covered Person and the Delaware Trustee, and any Affiliate thereof, shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment or other opportunity. Notwithstanding any duty that may otherwise exist at law or in equity, any Covered Person and the Delaware Trustee may engage or be interested in any financial or other transaction with the Covered Persons or any Affiliate of the Covered Persons.

ARTICLE X
ACCOUNTING

SECTION 10.1 Fiscal Year.

        The fiscal year ("Fiscal Year") of the Trust shall be the calendar year, or such other year as is required by the Code.

SECTION 10.2 Certain Accounting Matters.

        (a)   At all times during the existence of the Trust, the Administrative Trustees shall keep, or cause to be kept, full books of account, records and supporting documents, which shall reflect in reasonable detail, each transaction of the Trust and, until the time of any distribution to the Holders of the Class A Trust Interests pursuant to Section 5.3(a), at the request of a Majority of the Holders of Class A Trust Interests, shall cause to be duly prepared and delivered to each of the Holders (i) audited annual financial statements within 90 days after the fiscal year-end of the Trust and (ii) unaudited quarterly financial statements within 45 days after the end of each fiscal quarter of the Trust; provided, however, that the Holders of the Class A Trust Interests shall bear all expenses (on a pro rata basis in accordance with their respective Class A Trust Interests) associated with the preparation and delivery of such audited and unaudited financial statements; provided further, however, that such expenses shall not include any expenses attributable to the Corporation's audit of its consolidated financial statements.

        (b)   The Administrative Trustees shall cause to be duly prepared and delivered to each of the Holders, any annual United States federal income tax information statement, required by the Code, containing such information with regard to the Trust Interests held by each Holder as is required by the Code and the Treasury Regulations.

        (c)   The Administrative Trustees shall cause to be duly prepared and filed with the appropriate taxing authority, an annual United States federal income tax return, on a Form 1041 or such other form required by United States federal income tax law, and any other annual income tax returns required to be filed by the Administrative Trustees on behalf of the Trust with any state or local taxing authority.

SECTION 10.3 Withholding.

        The Trust, and the Administrative Trustees on behalf of the Trust, shall comply with all withholding requirements under United States federal, state and local law. The Trust shall request, and the Holders shall provide to the Trust, such forms or certificates as are necessary to establish an exemption from withholding with respect to each Holder, and any representations and forms as shall reasonably be requested by the Trust to assist it in determining the extent of, and in fulfilling, its withholding obligations. The Administrative Trustees shall file required forms with applicable jurisdictions and, unless an exemption from withholding is properly established by a Holder, shall remit amounts withheld with respect to the Holder to applicable jurisdictions. To the extent that the Trust is required to withhold and pay over any amounts to any authority with respect to Distributions or allocations to any Holder, the amount withheld shall be deemed to be a Distribution in the amount of the withholding to the Holder. In the event of any claimed over withholding, Holders shall be limited to an action against the applicable jurisdiction. If the amount required to be withheld was not withheld from actual Distributions made, the Trust may reduce subsequent Distributions by the amount of such withholding.

SECTION 10.4 Bank Accounts.

        The Administrative Trustees shall maintain the funds of the Trust in one or more separate bank accounts in the name of the Trust, and shall not permit the funds of the Trust to be commingled in any fashion with the funds of any other Person.

SECTION 10.5 Confidentiality.

        Except as otherwise required by law or judicial order or decree or by any governmental agency or authority, each Holder agrees that any information obtained by such Holder with respect to the Trust shall be treated with the same degree of care (and in no event less than reasonable care) that such Holder uses to protect its other confidential information; provided that each such Holder may (a) disclose such information to legal counsel, consultants, financial advisors, professionals advising it on matters relating to the Trust, lenders and investment bankers where such Holder informs the Person to which it is making such disclosure that the disclosed information is confidential, instructs such Person to keep such information confidential and not disclose it to any third party (other than those Persons to whom it has already been disclosed in accordance with this Section 10.5), or (b) in connection with the sale or transfer of any Trust Interests, as the case may be, if such Holder's transferee agrees in writing to be bound by the provisions hereof. In addition, confidential information shall not include information that (i) is or becomes generally available to the public other than as a result of any disclosure or other action or inaction by such Holder or anyone to whom such Holder or any of its representatives transmit or have transmitted any information, (ii) is or becomes known or available to such Holder on a nonconfidential basis from a source (other than the Trust), or (iii) was independently developed by such Holder, provided such independent development can reasonably be proven by the Holder's written records. Notwithstanding the foregoing, MatlinPatterson (so long as it holds Class A Trust Interests) shall be entitled to provide to its partners and accountants the financial statements of the Trust described in Section 10.2(a), together with general information regarding the structure and purpose of the Trust.

ARTICLE XI
AMENDMENTS AND MEETINGS

SECTION 11.1 Amendments.

        Except as otherwise provided in this Trust Agreement, this Trust Agreement may only be amended by a written instrument approved and executed by two of the Administrative Trustees at least one of whom must be an HFH Designee and one of whom must be an MP Designee (so long as MatlinPatterson has the right to designate two Administrative Trustees pursuant to Section 4.1); and if the amendment affects the rights, powers, duties, obligations or immunities of the Delaware Trustee, also by the Delaware Trustee.

SECTION 11.2 Meetings of the Holders; Action by Written Consent.

        (a)   Meetings of the Holders of any class of Trust Interests may be called at any time by the Administrative Trustees to consider and act on any matter on which Holders of such class of Trust Interests are entitled to act under the terms of this Trust Agreement. The Administrative Trustees shall call a meeting of the Holders of such class if directed to do so by the Holders of at least 25% of such class of Trust Interests. Such direction shall be given by delivering to the Administrative Trustees one or more notices in writing stating that the signing Holders wish to call a meeting and indicating the general or specific purpose for which the meeting is to be called. Any Holders calling a meeting shall specify in writing the Certificates held by the Holders exercising the right to call a meeting and only those Trust Interests specified shall be counted for purposes of determining whether the required percentage set forth in the second sentence of this paragraph has been met.

        (b)   The following provisions shall apply to meetings of Holders:

            (i)  notice of any such meeting shall be given to all the Holders having a right to vote thereat at least seven days and not more than 60 days before the date of such meeting. Whenever a vote, consent or approval of the Holders is permitted or required under this Trust Agreement, such vote, consent or approval may be given at a meeting of the Holders. Any action that may be taken at a meeting of the Holders may be taken without a meeting and without prior notice if a consent in writing setting forth the action so taken is signed by the Holders owning not less than the minimum amount of Trust Interests that would be necessary to authorize or take such action at a meeting at which all Holders having a right to vote thereon were present and voting. Prompt notice of the taking of action without a meeting shall be given to the Holders entitled to vote who have not consented in writing. The Administrative Trustees may specify that any written ballot submitted to the Holder for the purpose of taking any action without a meeting shall be returned to the Trust within the time specified by the Administrative Trustees;

           (ii)  each Holder may authorize any Person to act for it by proxy on all matters in which a Holder is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy shall be revocable at the pleasure of the Holder executing it. Except as otherwise provided herein, all matters relating to the giving, voting or validity of proxies shall be governed by the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder, as if the Trust were a Delaware corporation and the Holders were stockholders of a Delaware corporation;

          (iii)  each meeting of the Holders shall be conducted by the Administrative Trustees or by such other Person that the Administrative Trustees may designate; and

          (iv)  unless the Statutory Trust Act or this Trust Agreement otherwise provides, the Administrative Trustees, in their sole discretion, shall establish all other provisions relating to meetings of Holders, including notice of the time, place or purpose of any meeting at which any matter is to be voted on by any Holders, waiver of any such notice, action by consent without a meeting, the establishment of a record date, quorum requirements, voting in person or by proxy or any other matter with respect to the exercise of any such right to vote.

ARTICLE XII
REPRESENTATIONS OF DELAWARE TRUSTEE

SECTION 12.1 Representations and Warranties of Delaware Trustee.

        The Trustee that acts as initial Delaware Trustee represents and warrants to the Trust at the date of this Trust Agreement, and each Successor Delaware Trustee represents and warrants to the Trust at the time of the Successor Delaware Trustee's acceptance of its appointment as Delaware Trustee that:

        (a)   The Delaware Trustee is a Delaware state chartered bank, duly organized, validly existing and in good standing under the laws of the State of Delaware, with power and authority to execute and deliver, and to carry out and perform its obligations under the terms of, this Trust Agreement;

        (b)   The execution, delivery and performance by the Delaware Trustee of this Trust Agreement have been duly authorized by all necessary action on the part of the Delaware Trustee. This Trust Agreement has been duly executed and delivered by the Delaware Trustee and constitutes a legal, valid and binding obligation of the Delaware Trustee, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, moratorium, insolvency, and other similar laws affecting creditors' rights generally and to general principles of equity and the discretion of the court (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law);

        (c)   No consent, approval or authorization of, or registration with or notice to, any federal banking authority is required for the execution, delivery or performance by the Delaware Trustee of this Trust Agreement; and

        (d)   The Delaware Trustee is an entity which has its principal place of business in the State of Delaware and is a Person that satisfies for the Trust section 3807(a) of the Statutory Trust Act.

ARTICLE XIII
MISCELLANEOUS

SECTION 13.1 Notices.

        All notices provided for in this Trust Agreement shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by first class mail, overnight courier service or confirmed telecopy, as follows:

        (a)   if given to the Trust, in care of the Administrative Trustees at the Trust's address set forth below (or such other address as the Trust may give notice of to the Delaware Trustee and the Holders):

  HMP Equity Trust
  c/o Office of Chairman of the Board of Directors of Huntsman Corporation
  500 Huntsman Way
  Salt Lake City, UT 84108
  Attention: Jon M. Huntsman
  Telecopy: (801) 584-5782

        (b)   if given to the Delaware Trustee, at the address set forth below (or such other address as Delaware Trustee may give notice of to the Holders):

  Deutsche Bank Trust Company Delaware
  1011 Centre Road
  Suite 200
  Wilmington, Delaware 19805
  Attention: Corporate Trust Department
  Telecopy: (302) 636-3222

        (c)   if given to a Holder of the Class A Trust Interests, at the address set forth below (or such other address as such Holder may give notice of to the Trust):

  MatlinPatterson Global Opportunities Partners, L.P.
  520 Madison Avenue
  New York, New York 10022
  Attention: David Matlin
  Telecopy: (212) 651-4014

  With a copy to:

  Whalen LLP
  600 Anton Boulevard, 18th Floor
  Costa Mesa, California 92626
  Attention: Michael P. Whalen
  Telecopy: (714) 384-4341

        (d)   if given to a Holder of Class B Trust Interests, at the address set forth below (or such other address as such Holder may give notice of to the Trust):

  Huntsman Family Holdings Company LLC
  c/o Office of the Chairman of the Board of Directors of Huntsman Corporation
  500 Huntsman Way
  Salt Lake City, UT 84108
  Attention: Jon M. Huntsman
  Telecopy: (801) 584-5782

        All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

SECTION 13.2 Governing Law.

        This Trust Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws. Sections 3540 and 3561 of Title 12 of the Delaware Code shall not apply to the Trust.

SECTION 13.3 Intention of the Parties.

        It is the intention of the parties hereto that the Trust be classified for United States federal income tax purposes as a trust treated as a grantor trust. The provisions of this Trust Agreement shall be interpreted to further this intention of the parties. For tax purposes, (i) each Holder of Class A Trust Interests shall be treated as if such Holder received directly in the Preferred Member Merger those shares of Corporation Common Stock received by the Trust pursuant to such merger (and identified as such pursuant to Section 5.1(f)) and thereafter transferring such shares to the Trust, (ii) each Holder of Class A Trust Interests shall be treated as if such Holder received directly in the Holdings Merger those shares of Corporation Common Stock received by the Trust pursuant such merger that are treated as Class A Assets (and identified as such pursuant to Section 5.1(f)) and thereafter transferring such shares to the Trust; and (iii) each Holder of Class B Trust Interests shall be treated as if such Holder received directly in the Holdings Merger those shares of Corporation Common Stock received by the Trust pursuant such merger that are treated as Class B Assets (and identified as such pursuant to Section 5.1(f)) and thereafter transferring such shares to the Trust. Each such Holder shall continue to be treated as the owner of the portion of the Trust that consists of the shares of Corporation Common Stock so contributed by such Person as described in Treas. Reg. Section 1.671-3(a)(2), and shall be solely allocated the items of income, gain, loss and deduction attributable to such shares.

SECTION 13.4 Entire Agreement.

        This Trust Agreement represents the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings between the parties, whether written or oral.

SECTION 13.5 Headings.

        Headings contained in this Trust Agreement are inserted for convenience of reference only and do not affect the interpretation of this Trust Agreement or any provision hereof.

SECTION 13.6 Successors and Assigns.

        Whenever in this Trust Agreement any of the parties hereto is named or referred to, the successors and assigns of such party shall be deemed to be included, and all covenants and agreements in this Trust Agreement by the Trustees shall bind and inure to the benefit of their respective successors and assigns, whether or not so expressed.

SECTION 13.7 Partial Enforceability.

        If any provision of this Trust Agreement, or the application of such provision to any Person or circumstance, shall be held invalid, the remainder of this Trust Agreement, or the application of such provision to persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

SECTION 13.8 Counterparts.

        This Trust Agreement may contain more than one counterpart of the signature page and this Trust Agreement may be executed by the affixing of the signature of each of the Trustees, the Holders and the depositor of the Trust to one of such counterpart signature pages. All of such counterpart signature pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page.

        IN WITNESS WHEREOF, the undersigned have caused these presents to be executed as of the day and year first above written.

/s/ Jon M. Huntsman Jon M. Huntsman, as Administrative Trustee
/s/ Peter R. Huntsman Peter R. Huntsman, as Administrative Trustee
/s/ David Matlin David Matlin, as Administrative Trustee
/s/ Christopher Pechock Christopher Pechock, as Administrative Trustee
DEUTSCHE BANK TRUST COMPANY DELAWARE, not in its individual capacity, but solely as Delaware Trustee
By:	/s/ Elizabeth B. Ferry Name: Elizabeth B. Ferry Title: Assistant Vice President
HUNTSMAN FAMILY HOLDINGS COMPANY LLC, as Depositor and Holder of Class B Trust Interests
By:	/s/ David Huntsman Name: David Huntsman Title:

[Signature page to Amended and Restated Trust Agreement]

        IN WITNESS WHEREOF, the undersigned have caused these presents to be executed as of the day and year first above written.

MATLINPATTERSON GLOBAL OPPORTUNITIES PARTNERS, L.P., as a Holder of Class A Interests
By:	MatlinPatterson Global Advisers LLC, its Investment Advisor
By:	/s/ David Matlin Name: David Matlin Title:
MATLINPATTERSON GLOBAL OPPORTUNITIES PARTNERS B, L.P., as a Holder of Class A Interests
By:	MatlinPatterson Global Advisers LLC, its Investment Advisor
By:	/s/ David Matlin Name: David Matlin Title:
MATLINPATTERSON GLOBAL OPPORTUNITIES PARTNERS (BERMUDA) L.P., as a Holder of Class A Interests
By:	MatlinPatterson Global Advisers LLC, its Investment Advisor
By:	/s/ David Matlin Name: David Matlin Title:

[Signature page to Amended and Restated Trust Agreement]

EXHIBIT A

FORM OF [CLASS A] [CLASS B] TRUST INTERESTS CERTIFICATE

        THE [CLASS A] [CLASS B] TRUST INTERESTS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAW. NEITHER THE TRUST INTERESTS REPRESENTED BY THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

        THE [CLASS A] [CLASS B] TRUST INTERESTS REPRESENTED BY THIS CERTIFICATE ARE NOT TRANSFERABLE EXCEPT AS DESCRIBED IN THE TRUST AGREEMENT(AS DEFINED BELOW).

Certificate No. ________                                                                                 Number of [Class A] [Class B] Trust Interests

Certificate
Certificate Evidencing [Class A] [Class B] Trust Interests
of
HMP Equity Trust

        HMP Equity Trust, a statutory trust created under the laws of the State of Delaware (the "Trust"), hereby certifies that                        (the "Holder") is the registered owner of            [Class A] [Class B] Trust Interests of the Trust. Except as provided in the Trust Agreement (as defined below), the Trust Interests are not transferable on the books and records of the Trust. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Trust Interests represented hereby are issued and shall in all respects be subject to the provisions of the Amended and Restated Trust Agreement of HMP Equity Trust dated as of February 10, 2005, as the same may be amended from time to time (the "Trust Agreement"). Capitalized terms used but not defined herein shall have the meaning given them in the Trust Agreement. The Administrative Trustees will provide a copy of the Trust Agreement to a Holder without charge upon written request to the Trust at its principal place of business.

        Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

        IN WITNESS WHEREOF, the Trust has executed this certificate this    day of                        ,             .

HMP Equity Trust

By:
Name:	Administrative Trustee

Exhibit A-1

EXHIBIT B
EXAMPLES OF CALCULATIONS

The following examples are included for purposes of illustration of the operation of certain definitions and provisions of the Trust Agreement.

All examples assume the following general assumptions. Note that these assumptions are made only to illustrate the application of the Trust Agreement to hypothetical facts—they are not meant to imply that the parties agree or expect that the assumptions will be true.

1.
The principal exchange or trading market on which the IPO Shares are traded is the New York Stock Exchange ("NYSE").
2.
The IPO Price is $20 per share.
3.
The first trading day of the IPO Shares on the NYSE is February 15, 2005.
4.
The NYSE is open for trading during all periods except for Saturdays, Sundays and the following holidays: 2005: February 21, March 25, May 30, July 4, September 5, November 24, December 26; and 2006: January 2, January 16, February 20, April 4, May 29, July 4, September 4, November 23, December 25.
5.
For all NYSE trading dates after the IPO, the IPO Shares trade on the NYSE.
6.
The number of IPO Shares included in the Escrowed Corporation Interest is 7,500,000 (after appropriate adjustment for any IPO Shares sold in the IPO or pursuant to the underwriters' over-allotment option with respect to the IPO for the account of any party). Note in particular that 7,500,000 was chosen for illustrative purposes only and bears no relation to the choice of $20 per share for the IPO Price.

I. Determination of the Price Measurement Period.

        A.    Example A.

  1.
  Additional assumptions:
  a)
  Underwriters' lock-ups expire on August 14, 2005.
  b)
  No Definitive Agreement with respect to a Trade Sale or Merger Transaction is entered into prior to August 14, 2006.
  2.
  Under the above assumptions, the Price Measurement Period:
  a)
  begins on August 15, 2005, and
  b)
  ends on August 14, 2006.

        B.    Example B.

  1.
  Additional assumptions:
  a)
  Underwriters' lock-ups expire on July 14, 2005.
  b)
  No Definitive Agreement with respect to a Trade Sale or Merger Transaction is entered into prior to August 14, 2006.
  2.
  Under the above assumptions, the Price Measurement Period:
  a)
  begins on August 15, 2005, and
  b)
  ends on August 14, 2006.

        C.    Example C.

  1.
  Additional assumptions:
  a)
  Underwriters' lock-ups expire on September 14, 2005.
  b)
  No Definitive Agreement with respect to a Trade Sale or Merger Transaction is entered into prior to September 14, 2006.
  2.
  Under the above assumptions, the Price Measurement Period:
  a)
  begins on September 15, 2005, and
  b)
  ends on September 14, 2006.

Exhibit B-1

II. Determination of which trading days to use in the calculation of the Share Performance. The trading days to be used in the calculation of the Share Performance will be (i) all trading days in the Price Measurement Period excluding days which are Transaction Affected Trading Days and (ii) any Additional Trading Days.

        A.    Example A.

  1.
  Additional assumptions:
  a)
  No Definitive Agreement with respect to a Trade Sale or Merger Transaction is entered into prior to the end of the relevant Price Measurement Period.
  2.
  Under the above assumption, the only trading days used in the calculation of the Share Performance are the trading days in the Price Measurement Period.

        B.    Example B.

  1.
  Additional assumptions:
  a)
  The Price Measurement Period begins on August 15, 2005 and ends on August 14, 2006.
  b)
  A Definitive Agreement with respect to a Trade Sale or Merger Transaction is entered into on October 15, 2005.
  c)
  The Trade Sale or Merger Transaction closes on May 15, 2006.
  2.
  Under the above assumption, trading days are not used in the calculation of Share Performance, rather the consideration to be received in such transaction with respect to each IPO Share (based upon the value at the time of closing such transaction) shall be substituted for the "average of the closing prices" in the calculation of Share Performance.

        C.    Example C.

  1.
  Additional assumptions:
  a)
  The Price Measurement Period begins on August 15, 2005 and ends on August 14, 2006.
  b)
  A Definitive Agreement with respect to a Trade Sale or Merger Transaction is entered into on October 15, 2005.
  c)
  The Trade Sale or Merger Transaction closes on September 15, 2006.
  2.
  Under the above assumption, trading days are not used in the calculation of Share Performance, rather the consideration to be received in such transaction with respect to each IPO Share (based upon the value at the time of closing such transaction) shall be substituted for the "average of the closing prices" in the calculation of Share Performance.

        D.    Example D.

  1.
  Additional assumptions:
  a)
  The Price Measurement Period begins on August 15, 2005 and ends on August 14, 2006.
  b)
  There is a public announcement of the existence of negotiations regarding a potential Trade Sale or Merger Transaction on September 14, 2005.
  c)
  A Definitive Agreement with respect to a Trade Sale or Merger Transaction is entered into on October 15, 2005.
  d)
  The Definitive Agreement is terminated on December 8, 2005 and that fact is publicly announced on that day.

  2.
  Under the above assumptions:
  a)
  The days in the Price Measurement Period that are Transaction Affected Trading Days are September 9, 2005 through and including December 12, 2005.
  b)
  The days in the Price Measurement Period that are not Transaction Affected Trading Days are August 15, 2005 through and including September 8, 2005 and December 13, 2005 through and including August 14, 2006. The days that are not Transaction Affected Trading Days include a total of 270 days, of which 76 days are weekend days and 8 days are holidays, leaving 186 trading days in the Price Measurement Period.
  c)
  There are no Additional Trading Days.

Exhibit B-2

    d)
    The trading days to be used in the calculation of Share Performance are the 186 trading days from (b) above.

        E.    Example E.

  1.
  Additional assumptions:
  a)
  The Price Measurement Period begins on August 15, 2005 and ends on August 14, 2006.
  b)
  There is a public announcement of the existence of negotiations regarding a potential Trade Sale or Merger Transaction on September 14, 2005.
  c)
  A Definitive Agreement with respect to a Trade Sale or Merger Transaction is entered into on October 15, 2005.
  d)
  The Definitive Agreement is terminated on June 1, 2006 and that fact is publicly announced on that day.
  2.
  Under the above assumptions:
  a)
  The days in the Price Measurement Period that are Transaction Affected Trading Days are September 9, 2005 through and including June 5, 2006.
  b)
  The days in the Price Measurement Period that are not Transaction Affected Trading Days are August 15, 2005 through and including September 8, 2005 and June 6, 2006 through and including August 14, 2006. The days that are not Transaction Affected Trading Days include a total of 67 days, of which 26 days are weekend days and 2 days are holidays, leaving 39 trading days in the Price Measurement Period.
  c)
  The Additional Trading Days will be the first 90 trading days included in the period beginning on and including August 15, 2006.
  d)
  The trading days to be used in the calculation of Share Performance are the 39 trading days from (b) above and the 90 Additional Trading Days from (c) above.

        F.     Example F

  1.
  Additional assumptions:
  a)
  The Price Measurement Period begins on August 15, 2005 and ends on August 14, 2006.
  b)
  There is a public announcement of the existence of negotiations regarding a potential Trade Sale or Merger Transaction on September 14, 2005.
  c)
  A Definitive Agreement with respect to a Trade Sale or Merger Transaction is entered into on October 15, 2005.
  d)
  The Definitive Agreement is terminated on August 16, 2006 and that fact is publicly announced on that day.

  2.
  Under the above assumptions:
  a)
  The days in the Price Measurement Period that are Transaction Affected Trading Days are September 9, 2005 through and including August 18, 2006.
  b)
  The days in the Price Measurement Period that are not Transaction Affected Trading Days are August 15, 2005 through and including September 8, 2005. This period includes a total of 25 days, of which 6 days are weekend days and 1 day is a holiday, leaving 18 trading days in the Price Measurement Period.
  c)
  The first 90 trading days beginning on and including August 21, 2006 will be Additional Trading Days.
  d)
  The trading days to be used in the calculation of Share Performance are the 18 trading days from (b) above and the 90 Additional Trading Days from (c) above.

III. The determination of Share Performance. For purposes of the examples in this section III, "Price" means (i) in the event that a Definitive Agreement with respect to a Trade Sale or Merger Transaction is entered into after the consummation of the IPO and prior to the end of the Price Measurement Period and that Trade Sale or Merger Transaction is consummated, the consideration to be received in such transaction with respect to each IPO Share (based upon the value at the time of closing such transaction) or (ii) in all other cases, the average trading price per IPO Share during the Price

Exhibit B-3

Measurement Period (excluding Transaction Affected Trading Days) and any applicable Additional Trading Days.

        A.    Example A.

  1.
  Additional assumption.
  a)
  The Price is $15.
  2.
  Under the above assumption, the Share Performance is [$15/$20]—100% = [75%] -100% = negative 25%.

        B.    Example B.

  1.
  Additional assumption.
  a)
  The Price is $20.
  2.
  Under the above assumption, the Share Performance is [$20/$20]—100% = [100%] -100% = 0%.

        C.    Example C.

  1.
  Additional assumption.
  a)
  The Price is $25.
  2.
  Under the above assumption, the Share Performance is [$25/$20]—100% = [125%] -100% = 25%.

        D.    Example D.

  1.
  Additional assumption.
  a)
  The Price is $30.
  2.
  Under the above assumption, the Share Performance is [$30/$20]—100% = [150%] -100% = 50%.

IV. Allocation of the IPO Shares included in the Escrowed Corporation Interest. The following examples demonstrate the operation of Section 5.1(c) regarding the allocation of the Escrowed Corporation Interest, assumed to be 7,500,000 IPO Shares.

V.

        A.    Example A.

  1.
  Additional assumption:
  a)
  The Share Performance is negative.
  2.
  Under the above assumption, all 7,500,000 shares are allocated to Holders of Class A Trust Interests.

        B.    Example B.

  1.
  Additional assumption:
  a)
  The Share Performance is 10%.
  2.
  Under the above assumption, all 7,500,000 shares are allocated to Holders of Class A Trust Interests.

        C.    Example C.

  1.
  Additional assumption:
  a)
  The Share Performance is 15%.
  2.
  Under the above assumption:
  a)
  Holders of Class B Trust Interests will be allocated a number of shares equal to 7,500,000 * [.15-.10]/.25 = 1,500,000.
  b)
  6,000,000 shares will be allocated to Holders of Class A Trust Interests.

        D.    Example D.

  1.
  Additional assumption:
  a)
  The Share Performance is 20%.

Exhibit B-4

  2.
  Under the above assumption:
  a)
  Holders of Class B Trust Interests will be allocated a number of shares equal to 7,500,000 * [.20-.10]/.25 = 3,000,000.
  b)
  4,500,000 shares will be allocated to Holders of Class A Trust Interests.

        E.    Example E.

  1.
  Additional assumption:
  a)
  The Share Performance is 25%.
  2.
  Under the above assumption:
  a)
  Holders of Class B Trust Interests will be allocated a number of shares equal to 7,500,000 * [.25-.10]/.25 = 4,500,000.
  b)
  3,000,000 shares will be allocated to Holders of Class A Trust Interests.

        F.     Example F.

  1.
  Additional assumption:
  a)
  The Share Performance is 35%.
  2.
  Under the above assumption:
  a)
  Holders of Class B Trust Interests will be allocated all 7,500,000 shares.

Exhibit B-5

EXHIBIT C

VOTING AGREEMENT AND IRREVOCABLE PROXY

        THIS VOTING AGREEMENT AND IRREVOCABLE PROXY (the "Agreement") by and among HUNTSMAN FAMILY HOLDINGS COMPANY LLC (f/k/a Huntsman Family Holdings II Company LLC), a Utah limited liability company ("Family Holdings"), MATLIN PATTERSON GLOBAL OPPORTUNITIES PARTNERS, L.P., a Delaware limited partnership, MATLINPATTERSON GLOBAL OPPORTUNITIES PARTNERS B, L.P., a Delaware limited partnership, and MATLINPATTERSON GLOBAL OPPORTUNITIES PARTNERS (BERMUDA), L.P., a Bermuda limited partnership (collectively, "MatlinPatterson"), Huntsman Corporation, a Delaware corporation (the "Corporation"), is entered into on this 10th day of February, 2005.

        WHEREAS, Family Holdings and MatlinPatterson are beneficial owners of common stock of the Corporation including through their interest in HMP Equity Trust, a Delaware statutory trust (the "Trust"), and they desire to set forth certain agreements and arrangements related to the voting of their shares in the Corporation that are owned or held outside the Trust or, with respect to shares held by the Trust, when such shares are distributed by the Trust in accordance with its terms;

        NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

        1.     Effectiveness. The provisions of this Agreement shall be effective upon the date first written above.

        2.     Voting Shares of the Corporation.

          (a)   In connection with any annual or special meeting or adjournment or postponement thereof, or any action or approval by written consent, of the stockholders of the Corporation, Family Holdings, through its managers, shall have the power to exercise all of the rights, powers and privileges of a record holder of Common Stock, par value $0.01 per share of the Corporation (the "Corporation Common Stock") and full power to vote, or cause to be voted, all of the Corporation Common Stock distributed to MatlinPatterson by the Trust (or received as a dividend or other distribution on such Corporation Common Stock) and held, directly or indirectly, or beneficially owned, by MatlinPatterson or any Affiliate of MatlinPatterson (and any other voting securities of the Corporation held, directly or indirectly, or beneficially owned, or hereafter acquired by MatlinPatterson or any Affiliate of MatlinPatterson as a distribution from the Trust or otherwise issued in respect of such Corporation Common Stock distributed by the Trust) but excluding any shares while they are held by the Trust (the "MatlinPatterson Shares") in accordance with Family Holdings sole discretion, except that all such shares (together with all of the Corporation Common Stock distributed to Family Holdings by the Trust (or received as a dividend or other distribution on such Corporation Common Stock) and held, directly or indirectly, or beneficially owned or by Family Holdings (and any other voting securities of the Corporation held, directly or indirectly, or beneficially owned, by Family Holdings as a distribution from the Trust or otherwise issued in respect of such Corporation Common Stock distributed by the Trust) but excluding any shares while they are held by the Trust (the "Family Holdings Shares")) shall be voted as follows:

            (i)    Such that: (A) until the second anniversary of the date of the consummation of the first sale of shares of the Corporation Common Stock pursuant to an underwritten offering (the "IPO"), the Board of Directors of the Corporation (the "Corporate Board") will consist of, and only of, the following persons, subject to their consent: Alvin V. Shoemaker, Nolan D. Archibald, Marsha J. Evans, H. William Lichtenberger, Wayne A. Reaud and Richard Michaelson (the "Approved Directors"), the MatlinPatterson Directors, the Huntsman Directors and/or other persons approved by the Corporation's nominating or governance committee or by Family Holdings and MatlinPatterson; and (B) two persons designated by MatlinPatterson (the "Matlin Patterson Directors") shall be elected, one of which shall be a Class I director and one of which shall be a Class II director under the Corporation's Amended and Restated Certificate of Incorporation, and, in the event any of such persons does not serve, or ceases to serve, as a Corporation director, such other persons designated by MatlinPatterson in place of such persons.

            (ii)   With respect to any proposal to or removal of any MatlinPatterson Director, as directed by MatlinPatterson. Until the second anniversary of the consummation of the IPO, the MatlinPatterson Shares and the Family Holdings Shares shall not be voted, and consent with respect thereto shall not be given, to remove any of the Approved Directors unless such removal shall have received the approval of at least one of the MatlinPatterson Directors or is approved by Family Holdings and MatlinPatterson;

            (iii)  Unless such action shall have received the approval of at least one of the MatlinPatterson Directors or is approved by MatlinPatterson, in no event shall the MatlinPatterson Shares or the Family Holdings Shares be voted in favor of or consented to any of the following ("Special Actions"); provided that nothing in this provision shall be construed to require any vote of the stockholders of the Corporation where such a vote is not otherwise required or prohibit any director of the Corporation from voting as a director of the Corporation on any such matter in any manner he or she deems appropriate:

              1.     entering into any transaction, agreements or arrangements between the Corporation or any of its subsidiaries, on the one hand, and Family Holdings or MatlinPatterson or any Affiliate of Family Holdings or MatlinPatterson, on the other hand (other than a subsidiary of the Corporation), and other than transactions in the ordinary course of business with respect to officers and directors (e.g., employee expense reimbursement, indemnification, agreement, employee benefits, director or employee compensation, housing relocations, and similar transactions);

              2.     amending or supplementing the Corporation's certificate of incorporation, repealing, adopting or modifying bylaws or modifying the size of the Corporate Board;

              3.     filing by the Corporation of any petition for bankruptcy or consent to the entry of an order for relief in an involuntary bankruptcy case or make any assignment for the benefit of creditors;

              4.     selling all or substantially all assets or stock of the Corporation, or merging, consolidating or combining the Corporation with any other entity (other than a subsidiary) or approving the sale of all or substantially all assets or stock of the Corporation, or the merger, consolidation or combination of the Corporation with any other entity (other than a subsidiary);

              5.     issuing any new equity securities of the Corporation (or securities convertible into equity securities of the Corporation) other than with respect to director and employee compensation; or

              6.     adopting a shareholder rights plan or any agreement or plan of the type commonly called a "poison pill" or any similar plan or agreement.

            (iv)  With respect to all matters other than those described in clauses (i) through (iii) above, Family Holdings through its managers may vote (or cause to be voted or consented) the MatlinPatterson Shares and the Family Holdings Shares as it shall direct in its sole discretion.

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          (b)   If at any time the number of MatlinPatterson Shares shall represent less than 5% of the then total outstanding shares of Corporation Common Stock (including shares of Corporation Common Stock issuable upon conversion (based on the maximum fixed conversion rate (i.e., the conversion rate that would result in the issuance of the greatest number of shares of Corporation Common Stock) and taking into account any anti-dilution adjustments that have been made) of the outstanding shares of the Corporation's Mandatory Convertible Preferred Stock as if such shares of Corporation Common Stock were outstanding), then all the rights of MatlinPatterson hereunder to designate directors of the Corporation or that limit the ability of Family Holdings to, or the manner in which Family Holdings, approves any transaction or votes the MatlinPatterson Shares or Family Holdings Shares, shall terminate (it being acknowledged that the rights of Family Holdings (such as in Section 2(a)(iv)) with respect to the MatlinPatterson Shares and Family Holdings Shares shall not be affected. Upon any such termination, MatlinPatterson shall upon the request of Family Holdings cause any of the Corporation's directors designated by it to tender their resignation to the Corporate Board immediately.

        3.     No Liability for Election of Recommended Directors. Neither Family Holdings nor MatlinPatterson, nor any officer, director, stockholder, partner, employee or agent of such party, makes any representation or warranty as to the fitness or competence of the nominee of any party hereunder to serve as a director of the Corporation by virtue of such party's execution of this Agreement or by the act of such party in voting for such nominee pursuant to this Agreement.

        4.     Grant of Irrevocable Proxy.

          (a)   MatlinPatterson hereby irrevocably and severally constitutes, and appoints, Family Holdings and any person designated by Family Holdings to act in MatlinPatterson's place, proxy and attorney-in-fact (with full power of substitution and resubstitution), for and in the name, place and stead of MatlinPatterson, to vote the MatlinPatterson Shares, or grant a consent or approval in respect of such shares, in a manner consistent with Section 2 hereof to the same extent and with the same effect as MatlinPatterson might or could do under applicable law. MatlinPatterson agrees to execute such other instruments (including, if requested and without limitation, a Proxy in substantially the form of Schedule A) as may reasonably be necessary or advisable to effect the intent of the proxy granted hereby and shall not hereafter purport to grant any other proxy or power of attorney with respect to any of the MatlinPatterson Shares, deposit any of the MatlinPatterson Shares into a voting trust or enter into any agreement (other than this Agreement), arrangement or understanding with any person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of any of the MatlinPatterson Shares. The irrevocable proxy granted hereby shall remain in full force and effect (not limited by the three-year period referenced in 8 Del. Code §212(b)) with respect to the MatlinPatterson Shares so long as the same remain subject to the provisions of this Agreement.

  MatlinPatterson represents and warrants that any proxies (other than the proxies contained in Section 4(a) hereof) heretofore given in respect of the MatlinPatterson Shares are not irrevocable and that any such other proxies are hereby revoked. MatlinPatterson understands and acknowledges that Family Holdings is entering into the HMP Investments Trust Agreement in reliance upon the execution, delivery and performance of this Agreement by MatlinPatterson.

          (b)   The proxy granted herein is given in consideration of the covenants and agreements set forth herein, as well as the transactions contemplated hereby and as such is coupled with an interest and may under no circumstances be revoked. This irrevocable proxy is executed and intended to be irrevocable in accordance with the applicable provisions of the General Corporation Law of the State of Delaware.

        5.     Grant of Irrevocable Proxy. Upon the failure of Family Holdings to vote the MatlinPatterson Shares and the Family Holdings Shares in accordance with the terms of Section 2 of this Agreement,

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Family Holdings hereby grants to MatlinPatterson an irrevocable proxy coupled with an interest in all of its voting interest in the MatlinPatterson Shares and the Family Holdings Shares, to vote such voting interest in the manner provided in Section 2, subject to the terms of this Agreement, which proxy shall be irrevocable until this Agreement terminates.

        6.     Transfer Restrictions. Until the termination of this Agreement neither MatlinPatterson nor Family Holdings may, without the prior written consent of the other, Transfer any of the MatlinPatterson Shares or the Family Holdings Shares, respectively, (or any interest therein), other than:

          (i)    to any Affiliate of such party that is controlled by or under common control with such party, provided that such transferee becomes a party to this Agreement to the same extent as the transferring party;

          (ii)   in the case of a trust that is a stockholder, to a beneficiary of such trust, provided that such transferee becomes a party to this Agreement to the same extent as the transferring party;

          (iii)  in the case of a natural person that is a stockholder, to any Permitted Transferee of such person, provided that such Permitted Transferee becomes a party to this Agreement to the same extent as the transferring party;

          (iv)  in a bona fide pledge to a financial institution (a "Pledgee") to secure borrowings as permitted by applicable laws, rules and regulations, provided that (i) such Pledgee agrees to be bound by this Section 6 and agrees to become a party to this Agreement to the same extent as the transferring party in the event that such Pledgee becomes the beneficial or record owner of the pledged shares and (ii) the borrowings so secured are full recourse obligations of the pledgor and are entered into substantially simultaneously with such pledge;

          (v)   in a bona fide Transfer for value to a third party who is not an Affiliate of the transferee or pursuant to gift or donation to a charitable or educational organization (for the avoidance of doubt, such third party will receive the shares so transferred free and clear of any obligations under this Agreement or the proxies granted herein);

          (vi)  in the case of MatlinPatterson, in a pro rata distribution to its partners after the second anniversary of the date of consummation of the IPO (for the avoidance of doubt, such partners will receive those distributed shares free and clear of any obligations under this Agreement or the proxies granted herein); or

          (vii) to the Corporation.

        7.     Additional Covenants. The parties shall cause their respective officers, employees and agents to take all requisite action to carry out their obligations and to comply with the restrictions applicable to the parties and to the MatlinPatterson Shares and Family Holdings Shares, under this Agreement.

        8.     Specific Enforcement. It is agreed and understood that monetary damages would not adequately compensate an injured party for the breach of this Agreement by any party, that this Agreement shall be specifically enforceable, and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order without a requirement of posting bond. Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

        9.     Representations, Warranties and Covenants. Each of MatlinPatterson and Family Holdings hereby represents and warrants to, and covenants with, the other party as follows:

          (a)   Such party has or will have (subject only to any rights granted herein) full right, power and authority to vote the shares, if any, held of record by it, in the manner contemplated herein.

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          (b)   Such party has all requisite power and authority to enter into and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the part of such party. This Agreement has been duly executed and delivered by such party.

          (c)   The execution, delivery and performance of this Agreement will not, with or without the giving of notice or the passage of time, (i) violate any judgment, injunction, order or decree of any court, arbitrator or governmental agency applicable to such party, or (ii) conflict with, result in the breach of any provision of, constitute a default under, or require the consent of any third party under, any agreement or instrument to which such party is a party or by which such party is bound.

          (d)   Until the termination of this Agreement, such party will not enter into any transaction, take any action or by inaction permit any event to occur that would result in any of the representations or warranties of such party herein contained not being true and correct.

          (e)   Such party shall execute and deliver any additional documents reasonably necessary or desirable to evidence the agreement to vote granted herein with respect to the Shares or otherwise implement and effect the provisions of this Agreement.

        10.   No Liability of Stockholders. Neither MatlinPatterson nor Family Holdings shall, solely by reason of its ability to designate and cause the election of any member of the Corporate Board hereunder, be subject to any liability or obligation whatsoever with respect to the management and affairs of the Corporation or otherwise be or become responsible for any debts, liabilities or obligations of the Corporation.

        11.   Assignment; Successors in Interest.

          (a)   Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties (other than the rights of substitution and resubstitution with respect to the proxies granted herein), and any purported assignment in violation of this Section 11 shall be void and of no effect.

          (b)   The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than MatlinPatterson and Family Holdings and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

        12.   Definitions. The following terms, when capitalized herein, shall have the meaning set forth below, unless otherwise provided in this Agreement.

          (a)   "Affiliate" and "Associate", when used with reference to any person or entity, have the meaning ascribed to such terms in Rule 12b-2 of the Securities Exchange Act of 1934, as in effect on the date of this Agreement, provided that with respect to the parties, such terms shall not include the Corporation or any subsidiary of the Corporation.

          (b)   A person or entity is deemed the "beneficial owner" of, and is deemed to "beneficially own":

            (i)    any securities that such person or entity or any of such person's or entity's Affiliates or Associates is deemed to "beneficially own" within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934; and

            (ii)   any securities (the "underlying securities") that such person or entity or any of such person's or entity's Affiliates or Associates has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement,

5

    arrangement or understanding (written or oral), or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise (it being understood that such person or entity shall also be deemed to beneficially own the securities convertible into or exchangeable for such underlying securities).

          (c)   "Huntsman Directors" means Jon M. Huntsman and Peter R. Huntsman, and in the event that any of such persons does not serve, or ceases to serve, as a Corporation director, such other persons designated by the HFH Designees in place of such person.

          (d)   "Permitted Transferee" of any natural person means (i) in the case of the death of such person, such person's executors, administrators, testamentary trustees, heirs, devisees and legatees, (ii) such person's current or future spouse, parents, siblings or descendants or such parents', siblings' or descendants' spouses and (iii) trusts for the benefit of persons who would otherwise be Permitted Transferees.

          (e)   "Securities Act" means the Securities Act of 1933, as amended from time to time, or any successor legislation.

          (f)    "Transfer", when used as a verb, means to sell, pledge, assign, encumber, dispose of or otherwise transfer (including by merger, testamentary disposition, interspousal disposition pursuant to a domestic relations proceeding or otherwise or otherwise by operation of law), or, when used as a noun, means a sale, pledge, assignment, encumbrance, disposition, or other transfer (including a merger, testamentary disposition, interspousal disposition pursuant to a domestic relations proceeding or otherwise or other transfer by operation of law).

          (g)   "Trust Agreement" means the Amended and Restated Trust Agreement of HMP Equity Trust, dated as of February 10, 2005.

        13.   Captions. The captions and headings used in this Agreement are for convenience only and do not in any way limit or amplify the terms and provisions hereof.

        14.   Manner of Voting. The voting of the MatlinPatterson Shares and the Family Holdings Shares pursuant to this Agreement may be effected in person, by proxy, by written consent, or in any other manner permitted by applicable law.

        15.   Splits, Dividends, Etc. In the event of any issuance of voting securities hereafter to any of the parties hereto (including, without limitation, in connection with any split, dividend, recapitalization, reorganization, or the like), such securities shall become subject to this Agreement and shall be endorsed with the legend set forth in paragraph 8.

        16.   Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by each of MatlinPatterson and Family Holdings. Either MatlinPatterson or Family Holdings may, only by an instrument in writing, waive compliance by another party hereto with any term or provision of this Agreement on the part of such other party hereto to be performed or complied with, provided however that such waiver shall not be deemed to be a waiver by any other party to this Agreement. The waiver by any such party hereto of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach. Except as otherwise expressly provided herein, no failure to exercise, delay in exercising or single or partial exercise of any right, power or remedy by any party, and no course of dealing between the parties, shall constitute a waiver of any such right, power or remedy.

        17.   Consent to Jurisdiction; Consent to Service. EACH OF THE PARTIES HERETO AGREES THAT THIS AGREEMENT INVOLVES AT LEAST $100,000.00 AND THAT THIS AGREEMENT HAS BEEN ENTERED INTO IN EXPRESS RELIANCE UPON 6 DEL. C. § 2708. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES (I) TO BE SUBJECT TO THE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE AND OF THE

6

FEDERAL COURTS SITTING IN THE STATE OF DELAWARE, (II) THAT, TO THE EXTENT SUCH PARTY IS NOT OTHERWISE SUBJECT TO SERVICE OF PROCESS IN THE STATE OF DELAWARE, IT WILL APPOINT (AND MAINTAIN AN AGREEMENT WITH RESPECT TO) AN AGENT IN THE STATE OF DELAWARE AS SUCH PARTY'S AGENT FOR ACCEPTANCE OF LEGAL PROCESS, (III) THAT SERVICE OF PROCESS MAY ALSO BE MADE ON SUCH PARTY BY PREPAID CERTIFIED MAIL WITH A VALIDATED PROOF OF MAILING RECEIPT CONSTITUTING EVIDENCE OF VALID SERVICE, AND (IV) THAT SERVICE MADE PURSUANT TO (II) OR (III) ABOVE SHALL, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HAVE THE SAME LEGAL FORCE AND EFFECT AS IF SERVED UPON SUCH PARTY PERSONALLY WITHIN THE STATE OF DELAWARE. FOR PURPOSES OF IMPLEMENTING THE PARTIES' AGREEMENT TO APPOINT AND MAINTAIN AN AGENT FOR SERVICE OF PROCESS IN THE STATE OF DELAWARE, EACH PARTY THAT HAS NOT AS OF THE DATE HEREOF ALREADY DULY APPOINTED SUCH AN AGENT DOES HEREBY APPOINT CORPORATION SERVICE COMPANY, 1013 CENTRE ROAD, WILMINGTON, NEW CASTLE COUNTY, DELAWARE 19805, AS SUCH AGENT.

        18.   Notices. All notices or other communications under this Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy (with confirmation of receipt), or by registered or certified mail, postage prepaid, return receipt requested, addressed to the notice address specified on the applicable signature page to this Agreement.

        19.   Entire Agreement. This Agreement is intended to be the sole agreement of the parties as it relates to this subject matter.

        20.   Severability. If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions of this Agreement shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

        21.   Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware, without reference to the principles of conflicts of law.

        22.   Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of page intentionally left blank]

7

        IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the day and year hereinabove first written.

HUNTSMAN FAMILY HOLDINGS COMPANY LLC
By:	Name: Title: Address:
HUNTSMAN CORPORATION
By:	Name: Title: Address:
MATLINPATTERSON GLOBAL OPPORTUNITIES PARTNERS L.P.
By:	MatlinPatterson Global Advisers LLC, as its investment advisor
By:	Name: Title: Address:
MATLINPATTERSON GLOBAL OPPORTUNITIES PARTNERS B, L.P.
By:	MatlinPatterson Global Advisers LLC, as its investment advisor
By:	Name: Title: Address:

8

MATLINPATTERSON GLOBAL OPPORTUNITIES PARTNERS (BERMUDA) L.P.
By:	MatlinPatterson Global Advisers LLC, as its investment advisor
By:	Name: Title: Address:

9

SCHEDULE A

FORM OF IRREVOCABLE PROXY

        The undersigned stockholder, for consideration received, hereby appoints [Family Holdings Designees] and each of them as its proxies, with full power of substitution and resubstitution in each of them, to cast on behalf of the undersigned all votes (or to execute written consents in respect thereof) entitled to be cast by the holder of the shares of Common Stock of Huntsman Corporation (the "Company"), owned or held by the undersigned at any meeting of stockholders of the Company and at any adjournment thereof, in accordance with the terms of the voting agreement by and among Huntsman Family Holdings LLC, MatlinPatterson Global Opportunities Partners, L.P., MatlinPatterson Global Opportunities Partners B, L.P., MatlinPatterson Global Opportunities Partners (Bermuda), L.P. and Huntsman Corporation (as the same may be amended from time to time). This proxy is coupled with an interest and is irrevocable.

Dated	, 200
(Signature of Stockholder)

QuickLinks

  EXHIBIT 2
HMP EQUITY TRUST AMENDED AND RESTATED TRUST AGREEMENT
TABLE OF CONTENTS
AMENDED AND RESTATED TRUST AGREEMENT OF HMP EQUITY TRUST
ARTICLE I DEFINITIONS AND INTERPRETATION
ARTICLE II ORGANIZATION
ARTICLE III ACQUISITION OF INTERESTS
ARTICLE IV TRUSTEES
ARTICLE V BENEFICIAL OWNERSHIP AND DISTRIBUTIONS
ARTICLE VI ISSUANCE OF TRUST INTERESTS
ARTICLE VII DISSOLUTION OF TRUST
ARTICLE VIII TRANSFER OF INTERESTS
ARTICLE IX LIMITATION OF LIABILITY OF HOLDERS OF TRUST INTERESTS, TRUSTEES OR OTHERS
ARTICLE X ACCOUNTING
ARTICLE XI AMENDMENTS AND MEETINGS
ARTICLE XII REPRESENTATIONS OF DELAWARE TRUSTEE
ARTICLE XIII MISCELLANEOUS
EXHIBIT A FORM OF [CLASS A] [CLASS B] TRUST INTERESTS CERTIFICATE
Certificate Certificate Evidencing [Class A] [Class B] Trust Interests of HMP Equity Trust
EXHIBIT B EXAMPLES OF CALCULATIONS
EXHIBIT C
VOTING AGREEMENT AND IRREVOCABLE PROXY
  SCHEDULE A
FORM OF IRREVOCABLE PROXY